                                                                       EXHIBIT 1

                          SECURITIES PURCHASE AGREEMENT


         This SECURITIES PURCHASE AGREEMENT (this "Agreement"), is entered into as of March 5, 2001, between Brigham Exploration Company, a Delaware corporation (the "Company"), DLJMB Funding III, Inc., a Delaware corporation ("MB"), DLJ Merchant Banking Partners III, LP, a Delaware limited partnership, ("MBP"), DLJ Offshore Partners III, CV, a Netherlands Antilles limited partnership ("DOP") and DLJ ESC II, LP, a Delaware limited partnership ("ESC") (collectively referred to as "Investors").

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of up to 500,000, shares of its Series A Preferred Stock (the "Shares") and warrants to acquire 2,105,263 shares of its Common Stock, (the "Warrants"), in the form attached hereto as Exhibit A;

         WHEREAS, Investors desire to purchase the Shares and the Warrants on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares and the Warrants to Investors on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Investors hereby agree as follows:

                                    ARTICLE I
                            TERMS OF THE TRANSACTION

         1.1 Authorization of Shares. On or prior to the Closing (as defined in Section 2.1 below), the Company shall have authorized (a) the sale and issuance to Investors of the Shares and the Warrants and (b) the issuance of such shares of Common Stock to be issued upon exercise of the Warrants (the "Warrant Shares"). The Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations of the Company, in the form attached hereto as Exhibit B as amended by the Certificate of Amendment of Certificate of Designations in the form attached hereto as Exhibit C (as so amended, the "Certificate of Designations").

         1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing the Company hereby agrees to issue and sell to Investors, and Investors agree to purchase from the Company, 500,000 Units at a purchase price of Twenty Dollars ($20.00) per Unit, with each such Unit consisting of (i) one Share and (ii) Warrants to purchase 4.210526 Warrant Shares and such Shares and Warrants shall be allocated among the Investors as follows:



                                          PREFERRED
               INVESTOR                     STOCK        WARRANTS
               --------                   ---------     ---------
               MBP                         362,699      1,527,154
               Offshore                     15,307         64,451
               MB                           33,694        141,869
               ESC                          88,300        371,789
                                         ---------      ---------
               TOTAL                       500,000      2,105,263

                                   ARTICLE II
                                     CLOSING

         2.1 Closing. The closing of the sale and purchase of the Shares and Warrants under this Agreement (the "Closing") shall take place at the offices of Brigham Exploration Company, 6300 Bridge Point Parkway, Building 2, Suite 500, Austin, Texas 70730, at 10:00 a.m., local time, on the date of this Agreement or at such other time or place as the Company and Investors may mutually agree (the "Closing Date"). All closing transactions at the Closing shall be deemed to have occurred simultaneously.

         2.2 Closing into Escrow.

                  (a) At the Closing, subject to the terms and conditions hereof, (i) the Company will deliver to Chase Manhattan Bank, a New York state bank (the "Escrow Agent"), as escrow agent under an Escrow Agreement of even date herewith in the form of Exhibit D hereto (the "Escrow Agreement"), certificates issued in the name of each Investor representing the applicable Shares and Warrants representing the applicable Warrants to purchase Warrant Shares, and (ii) each Investor will deliver to the Escrow Agent by wire transfer payment of the purchase price for its Shares and Warrants.

                  (b) The Escrow Agreement shall provide that the Escrow Agent shall release the certificates representing the applicable Shares and Warrants to each Investor, and shall release the purchase price for such Shares and Warrants to the Company, along with all interest accruing thereon while on deposit under the Escrow Agreement, upon receipt of a certificate executed by the Investors and the Company stating either of the following:

                           (i) That

                                    (A) the Company filed preliminary proxy
                           materials with the Securities and Exchange Commission (the "SEC") in accordance with applicable rules under the Exchange Act seeking stockholder approval at the Company's annual stockholder's meeting to be held on or before May 31, 2001 (the "Annual Meeting") of the matters described in the Stockholders' Voting Agreement dated March 1, 2001 by and among the Company and certain of its stockholders (the "Stockholders' Voting Agreement"), as more fully described in Section 5.7 hereof,

                                    (B) either (1) the SEC has notified (whether
                           orally or in writing) the Company or its representative that it will not review such proxy materials (which notice, if telephonic, shall be certified to the Investors by the Company or its representative in writing), (2) the SEC has notified the Company that it will review such proxy materials, the SEC has completed such review and the Company has responded to all comments from the SEC to the SEC's satisfaction, or (3) as of the date of mailing of the proxy materials to stockholders of the Company the Company has not received any notice, written or otherwise, from the SEC that the SEC intends to review such proxy materials, and upon the occurrence of any of the events described in subsection 1, 2 or 3, above, the Company shall promptly certify the occurrence of such event in writing to the Investors, and


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                                    (C) as of the record date for the annual
                           meeting to be held in accordance with Section 5.7 hereof, the parties to the Stockholders' Voting Agreement held at least a majority of the outstanding shares of Common Stock of the Company; or

                           (ii) That holders of a majority of the outstanding
                  shares of Common Stock have voted in favor of the matters described in the Stockholders' Voting Agreement at the Annual Meeting.

                  (c) The Escrow Agreement shall provide that the Escrow Agent shall release the certificates representing the applicable Shares and Warrants to the Company, and shall release the purchase price for such Shares and Warrants to the Investors in the amounts originally deposited with the Escrow Agent by each such Investor, along with all interest accruing thereon while on deposit under the Escrow Agreement, upon receipt of a certificate executed by the Investors and the Company stating that holders of a majority of the outstanding shares of Common Stock have failed to vote in favor of the matters described in the Stockholders' Voting Agreement at the Annual Meeting.

                  (d) The Escrow Agreement shall provide that the Escrow Agent shall release the certificates representing the applicable Shares and Warrants, and shall release the purchase price for such Shares and Warrants, as set forth in either paragraph (b) or (c) above upon receipt of a certificate as set forth in paragraph (b) or (c), respectively, signed by only the Company or the Investors, if (i) the party signing such certificate also certifies that they have provided a copy of such certificate to the other parties to the Escrow Agreement in accordance with the notice provisions of the Escrow Agreement and
         (ii) ten (10) calendar days shall have elapsed between the date on which the Escrow Agent shall have received the certificate required by paragraph (b) or (c) and the Escrow Agent shall not have received any notice in accordance with the notice provisions of the Escrow Agreement from another party to the Escrow Agreement protesting or otherwise disputing, challenging or disagreeing with any assertion contained in the certificate.

                  (e) In the event of any dispute under paragraph (d) above, the parties agree to resolve such dispute by binding arbitration pursuant to Section 10.8 hereof. Upon receipt of a certificate from the prevailing party directing the Escrow Agent to make a distribution of the Shares, Warrants, purchase price for such Shares and Warrants, and interest thereon, all as specified in such certificate, which certificate is accompanied by an arbitral order or award which states on its face that it is rendered pursuant to this Agreement and provides for such distribution as set forth in the certificate, the Escrow Agent shall distribute such Shares, Warrants, purchase price for the Shares and Warrants and interest thereon as directed by such certificate and final arbitral order or award. Any such certificate and final arbitral order or award shall override any notice or other document received by the Escrow Agent pursuant to paragraph (d) above, except to the extent that Escrow Agent has previously acted in accordance with the terms of paragraphs (b) or (c) above.

                  (f) In the event that the Escrow Agent has not received a certificate under paragraph (b), (c), (d) or (e) on or before June 15, 2001, the Escrow Agent shall release the certificates representing the applicable Shares and Warrants to the Company, and shall release the purchase price for such Shares and Warrants to the Investors in the amounts originally



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


         deposited with the Escrow Agent by each such Investor, along with all interest accruing thereon while on deposit under the Escrow Agreement, upon receipt of a certificate on or after June 15, 2001 executed by the Investors requesting such distribution.

                  (g) If the Shares and Warrants are released to the Company and the purchase price for the Shares and the Warrants, along with interest accruing thereon while on deposit under the Escrow Agreement, is released to the Investors pursuant to the terms of the Escrow Agreement, then the Shares and the Warrants shall not be deemed to have been issued by the Company or to have been purchased by Investors hereunder, and this Agreement and the Ancillary Documents shall terminate; provided, however that the termination shall not release any party hereto from liability for any breach of any provision, covenant or agreement herein or in the Ancillary Documents prior to the termination of this Agreement and the Ancillary Documents.

                  (h) The parties agree to deliver to the Escrow Agent the certificates and such other instructions as may be required under the Escrow Agreement in order to implement the provisions of this Section 2.2.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Investors, as of the date hereof, that:

         3.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority in all material respects to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve the Company are pending or, to the best knowledge of the Company, threatened. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

         3.2 Capitalization of the Company.

         (a) On the Closing Date, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $.01 par value, 2,250,000 of which are designated as Series A Preferred Stock. As of the date hereof, (i) 15,979,544 shares of Common Stock are outstanding and 1,013,334 shares of preferred stock are outstanding and (ii) 1,393,920 shares of Common Stock are reserved for issuance upon exercise of outstanding employee, officer and director stock options and 15,129,143 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants or conversion rights. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. On the Closing Date, the rights, preferences, privileges and restrictions of the Shares will be as stated in the Certificate of Designations.

         (b) Except as set forth above in subparagraph (a) of this Section 3.2, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the


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


Company; (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities; and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company.

         (c) Neither the execution of this Agreement nor the performance of the Company's obligations hereunder, nor the consummation of any other transaction currently contemplated by the Company or any of its Subsidiaries, will trigger or cause any adjustment under any anti-dilution provisions or any other similar provisions contained in any agreement as currently in effect that have the effect of (i) causing a decrease in any exercise price or conversion price in any security exercisable for or convertible into shares of Common Stock (a "Common Stock Equivalent"), or (ii) causing an increase in the number of shares of Common Stock that may be acquired upon conversion or exercise of a Common Stock Equivalent.

         3.3 Authority Relative to This Agreement. The Company has full corporate power and authority to execute, deliver, and perform this Agreement and to execute, deliver, and where applicable, perform the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the execution, delivery, and where applicable, performance by it of the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been (or prior to the Closing will have been) duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and each Ancillary Document executed or to be executed by the Company has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.4 Noncontravention. The execution, delivery, and performance by the Company of this Agreement and the execution, delivery, and where applicable, the performance by it of Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the Company's Certificate of Incorporation, as amended, or the Company's Bylaws, as amended, or the charter, bylaws, partnership agreement or other governing instruments of any Subsidiary, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any loss of material benefit, or of any right of termination, cancellation, or acceleration under, any Material Agreement, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Company or any Subsidiary or (iv) assuming compliance with the matters referred to in Section 3.5, violate any Applicable Law binding upon the Company or any Subsidiary, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         3.5 Consents and Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery, or performance by the Company of this Agreement and the execution, delivery, and where applicable, performance of Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby, other than
(i) compliance with any applicable requirements of the Securities Act; (ii) compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable state securities laws; (iv) filing of the Certificate of Amendment of Certificate of Designations with the Delaware Secretary of State; (v) compliance with any applicable requirements of the HSR Act as a result of the exercise of any of the Warrants; and (vi) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except for such consents as are obtained before or contemporaneously with consummation of the Closing, no consent or approval of any person other than the Company, Investors or any Governmental Entity is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery, or performance by the Company of this Agreement and execution, delivery and, where applicable, performance of the Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby, other than such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         3.6 Authorization of Issuance; Reservation of Shares. When issued and delivered pursuant to this Agreement and the Certificate of Designations against payment therefor, the Shares and the Warrants will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly and validly reserved for issuance. The issuances of the Shares and the Warrants are not subject to any preemptive or similar rights.

         3.7 Financial Condition. The audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1999 and the related consolidated statement of income, stockholders' equity and cash flow of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Price Waterhouse heretofore furnished to the Investors and the unaudited consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2000 and their related consolidated statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for the six-month period ended on such date heretofore furnished to the Investors, are complete and correct and fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the results of its operations for the fiscal year and the nine-month period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Company nor any Subsidiary has on the Closing Date any debt, trade payables, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Company's financial statements provided to the Investors as set forth in this Section 3.7 or in Schedule 3.7 or except to the extent that the existence of any of the foregoing would not have a Material Adverse Effect relative to the Company. Since December 31, 1999, there has been no change or event having a Material Adverse Effect relative to the Company, except as disclosed to the Investors in writing. Since the date of the Financial Statements, neither the business nor the properties of the Company's Subsidiaries, taken as a whole, have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any Governmental Entity, riot, activities of armed forces or acts of God or of any public enemy.


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


         3.8 Litigation. Except as disclosed in Schedule 3.8 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary which both (a) involves the possibility of any judgment or liability against the Company or any Subsidiary not fully covered by insurance (except for normal deductibles), and (b) would be more likely than not to have a Material Adverse Effect relative to the Company.

         3.9 ERISA. The Company and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan. Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

         No act, omission or transaction has occurred which could result in imposition on the Company or any ERISA Affiliate (whether directly or indirectly) of an amount of $100,000 or more as (i) either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

         No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC in excess of $100,000 (other than for the payment of current premiums which are not past due) by the Company or any ERISA Affiliate has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred which could reasonably be expected to result in liabilities of $100,000 or more.

         Full payment when due has been made of all amounts which the Company or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency in an amount of $100,000 or more (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

         The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Company's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by $100,000 or more. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

         None of the Company or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Company or any ERISA Affiliate in its sole discretion at any time without any material liability.

         None of the Company or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

         None of the Company or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

         3.10 Taxes. The Company has filed all United States Federal income tax returns and all other tax returns which are required to be filed by it and has paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for any taxes which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. The charges, accruals and reserves on the books of the Company in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. No tax lien has been filed and, to the knowledge of the Company, no claim is being asserted with respect to any such tax, fee or other charge, except for any taxes, fees or other charges which are not material or which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

         3.11 Titles, etc.

         (a) Subject to the matters set out in Schedule 3.11, each of the Company and the Subsidiaries has good and defensible title, in all material respects, to the material Oil and Gas Properties that are evaluated in the most recently delivered reserve report, free and clear of all Liens, other than Excepted Liens. Except for immaterial divergences, after giving full effect to the Excepted Liens, the Company owns, in all material respects, the net interests in production attributable to the Hydrocarbon Interests that are evaluated in the most recently delivered reserve report, and the ownership of such Hydrocarbon Interests shall not in any material respect obligate the Company to bear the costs and expenses relating to the maintenance, development and operations of each such Hydrocarbon Interest in an amount in excess of the working interest of such Hydrocarbon Interest (without a corresponding increase in net revenue interest). The Company does not believe, based upon information in its possession, that its most recently delivered reserve report materially overstates its oil and gas reserves, bearing in mind that reserves are evaluated based upon estimates and assumptions with respect to which reasonable minds of competent reserve engineers may differ.

         (b) All leases and agreements necessary for the conduct of the business of the Company and the Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would have a Material Adverse Effect on the conduct of the business of the Company and the Subsidiaries.

         (c) The Oil and Gas Properties presently owned, leased or licensed by the Company and the Subsidiaries, including, without limitation, all easements and rights of way, include all properties necessary to permit the Company and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

         (d) All of the properties of the Company and the Subsidiaries which are reasonably necessary for the operation of their business are in good working condition in all material respects and are maintained in accordance with prudent business standards.

         3.12 No Material Misstatements. Taken as a whole, the written information, statements, exhibits, certificates, documents and reports furnished to Investors by the Company or any Subsidiary in connection with the negotiation of this Agreement do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in the light of the circumstances in which made and with respect to the Company or any Subsidiary. As of the Closing Date, there is no fact peculiar to the Company or Subsidiary which has a Material Adverse Effect relative to the Company or in the future is reasonably likely to have (so far as the Company can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to Investors by or on behalf of the Company or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

         3.13 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         3.14 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3.15 Subsidiaries. Except as set forth on Schedule 3.15, the Company has no Subsidiaries. Each Subsidiary is a corporation or limited partnership, duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, if applicable, and has all requisite corporate power and authority in all material respects to own, lease, and operate its properties and to carry on its business as now being conducted. Each Subsidiary is duly qualified to do business as a foreign corporation or limited partnership, if applicable, and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect. There are outstanding (i) no securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or other voting securities of any Subsidiary of the Company and
(ii) no options or other rights to acquire from any Subsidiary of the Company, and no obligation of any Subsidiary of the Company to issue or sell, any shares of capital stock or other voting securities of any Subsidiary of the Company or any securities of any Subsidiary of the Company convertible into or exchangeable for such capital stock or voting securities.

         3.16 Defaults. Neither the Company nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Company is a party or by which the Company is bound, which default would have a Material Adverse Effect.

         3.17 Environmental Matters. Except for matters which are more likely than not to not to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions is more likely than not to not have a Material Adverse Effect):

         (a) Neither any Oil and Gas Property of the Company or any of its Subsidiaries nor the operations conducted thereon violate any order or requirement of any court or Governmental Entity or any Environmental Laws;

         (b) Without limitation of clause (a) above, no Oil and Gas Property of the Company or any of its Subsidiaries nor the operations currently conducted thereon or, to the best knowledge of the Company, by any prior owner or operator of such property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Entity or to any remedial obligations under Environmental Laws;

         (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Company or any of its Subsidiaries in connection with the operation or use of any and all Property of the Company and each of its Subsidiaries, including without limitation present, or to the best of Company's knowledge, past treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Company and each Subsidiary thereof are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

         (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Oil and Gas Property of the Company and each of its Subsidiaries have in the past, during the tenure of ownership of the Company and its Subsidiaries and to the best of the Company's knowledge, prior thereto, been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Company, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Entity in connection with any Environmental Laws;

         (e) The Company has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Oil and Gas Property of the Company or any of its Subsidiaries except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment; and

         (f) To the extent applicable, all Oil and Gas Property of the Company and each of its Subsidiaries currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Company does not have any reason to believe that such Oil and Gas Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

         (g) Neither the Company nor any of its Subsidiaries has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

         3.18 Compliance with the Law. Neither the Company nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Oil and Gas Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, but subject to the Material

Adverse Effect qualification set forth above, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

         3.19 Insurance. Schedule 3.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company and each Subsidiary as of the Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Company and each Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 3.19 with the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 3.19 identifies all material risks, if any, which the Company, the Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Company nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

         3.20 Hedging Agreements. Schedule 3.20 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Company and each Subsidiary.

         3.21 Material Agreements. Set forth on Schedule 3.21 hereto is a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any material Debt of the Company or any Subsidiary, and all obligations of the Company or any Subsidiary to issuers of surety or appeal bonds (excluding operator's bonds, plugging and abandonment bonds, and similar surety obligations obtained in the ordinary course of business) issued for account of the Company or any such Subsidiary.

         3.22 Gas Imbalances. As of the Closing Date, except as set forth in the most recent Reserve Report furnished to Investors, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Company's or any Subsidiary's Hydrocarbon Interests which would require the Company or such Subsidiary to deliver five percent (5%) or more of the monthly production from the Company's and its Subsidiaries' Hydrocarbons produced on a monthly basis from the Hydrocarbon Interests, at some future time without then or thereafter receiving full payment therefor.

         3.23 Brokerage Fees. The Company has not retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of the sale by the Company and the purchase by Investors of the Shares pursuant to this Agreement.

         3.24 SEC Filings. The Company has complied in all material respects with its obligations to file with the Securities and Exchange Commission all forms, reports, schedules, statements and other documents required to be filed by it since May 9, 1997 under the Securities Act and the Exchange Act. All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by the Company with the Securities and Exchange Commission since such date are herein collectively referred to as the "SEC Filings". The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed or as same may have been amended, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         3.25 Stockholder Approval. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereunder require the approval of the stockholders of the Company under the applicable listing rules of the Nasdaq Stock Market, Inc.; provided, however, that the Warrants shall not be exercisable until after approval of the stockholders of the Company as set forth therein.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

         Each Investor represents and warrants to the Company that:

         4.1 Organization. MB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of ESC and MBP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. DOP is a limited partnership (commanditaire vennootschap), duly organized, validly existing and in good standing under the laws of the Netherlands Antilles. Each Investor has all requisite corporate power and authority in all material respects to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve either Investor are pending or, to the best knowledge of any Investor, threatened.

         4.2 Authority Relative to This Agreement. Each Investor has full corporate or (if applicable) other power and authority to execute, deliver, and perform this Agreement and execute, deliver and, where applicable, perform the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by each Investor of this Agreement and execution, delivery, and, where applicable, performance of the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate (if applicable) action of such Investor. This Agreement has been duly executed and delivered by each Investor and constitutes, and each Ancillary Document executed or to be executed by each Investor has been, or when executed will be, duly executed and delivered by such Investor and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except that such enforceability may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3 Noncontravention. The execution, delivery, and performance by each Investor of this Agreement and the execution, delivery and, where applicable, performance of Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not
(i) conflict with or result in a violation of any provision of MB's Certificate of Incorporation or Bylaws or ESC's or MBP's Certificate of Limited Partnership or partnership agreement, or DOP's Agreement of Limited Partnership, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which any Investor is a party or by which Investor or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of any Investor, or (iv) violate any Applicable Law binding upon any Investor, except, in the case of clauses (ii), (iii) and
(iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on any Investor.

         4.4 Consents and Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Investors in connection with the execution, delivery, or performance by Investors of this Agreement. No consent or approval of any person other than any Governmental Entity is required to be obtained or made by any Investor in connection with the execution, delivery or performance by Investors of this Agreement and the execution, delivery and, where applicable, performance of the Ancillary Documents to which it is a party.

         4.5 Purchase for Investment. Each Investor understands that none of the Shares, the Warrants or the Warrant Shares have been registered under the Securities Act. Each Investor also understands that the Shares, the Warrants and the Warrant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Investors' representations contained in the Agreement. Each Investor hereby represents and warrants as follows:

         (a) Investor Bears Economic Risk. Each Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Without limiting the generality of the foregoing, each Investor further represents that it has such knowledge regarding the oil and gas industry and the business of the Company and the current circumstances surrounding such industry and business that it is capable of evaluating the merits and risks of the acquisition of the Shares, the Warrants and the Warrant Shares. Each Investor must bear the economic risk of this investment indefinitely unless the Shares, the Warrants or the Warrant Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Each Investor understands that the Company has no present intention of registering the Shares, the Warrants or the Warrant Shares. Each Investor also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow an Investor to transfer all or any portion of the Shares, Warrants or Warrant Shares under the circumstances, in the amounts or at the times an Investor might propose.

         (b) Acquisition for Own Account. Each Investor is acquiring the Shares, the Warrants and Warrant Shares for such Investor's own account for investment only, and not with a view towards their distribution.

         (c) Investor Can Protect Its Interest. Each Investor represents that by reason of its, or of its management's, business or financial experience, such Investor has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Ancillary Agreements. Further, neither Investor is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

         (d) Accredited Investor. Each Investor represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

         (e) Company Information. Each Investor has had access to the Company's SEC Filings and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Each Investor has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment. Each Investor hereby acknowledges and affirms that it has completed its own independent investigation, analysis, and evaluation of the Company and its subsidiaries, that it has made all such reviews and inspections of the business, assets, results of operations, condition (financial or otherwise), and prospects of the Company and its subsidiaries as it has deemed necessary or appropriate, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied solely on its own independent investigation, analysis, and evaluation of the Company and its subsidiaries, or that of its own independent advisers in evaluating its investment in the Shares, Warrants and Warrant Shares.

         (f) Rule 144. Each Investor acknowledges and agrees that the Shares and the Warrants, and, if issued, the Warrant Shares, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Each Investor has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

         (g) Transfer Restrictions. Each Investor acknowledges and agrees that the Shares, the Warrants and the Warrant Shares are subject to restrictions on transfer as set forth in Section 5.5, below, and further understands that the Shares, the Warrants and the Warrant Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares, the Warrants and the Warrant Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Shares, the Warrants and the Warrant Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, each Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Appropriate stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Shares, the Warrants or the Warrant Shares.

         (h) Confirmation. The acquisition of the Shares by an Investor at the Closing shall constitute such Investor's confirmation of the foregoing representations.

         4.6 No Other Shares. Except for such rights as may be conferred on an Investor under the First Purchase Agreement or by this Agreement and the Ancillary Documents, Investors do not beneficially own, directly or indirectly, any shares of capital stock or other securities of the Company or any of its Subsidiaries.

         4.7 Financial Resources. Each Investor has the financial resources available to it as are necessary to perform its obligations to acquire the Shares pursuant to the terms of this Agreement.

         4.8 Brokerage Fees. No Investor has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of the sale by the Company and the purchase by Investors of the Shares pursuant to this Agreement.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 Reasonable Best Efforts.

         (a) Each party hereto agrees that it will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings, or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby; (ii) reasonable best efforts to obtain any such consents, approvals, orders, authorizations, and waivers and to effect any such declarations, filings, and registrations; (iii) reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (iv) reasonable best efforts to defend, and cooperation in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; and (v) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

         (b) Without limiting the generality of Section 5.1(a), to the extent required by the HSR Act, each of the parties hereto shall (i) file or cause to be filed, as promptly as practicable but in no event later than five (5) consecutive Business Days after the execution and delivery of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this

Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act. Notwithstanding the foregoing, if any report or other document is required to be filed by any Investor under the HSR Act solely as a result of the purchase and sale of the Shares or the Warrants (with no regard to any other securities held by such Investor or its Affiliates), the Company shall pay any and all fees and expenses, including filing fees and legal expenses, incurred by such Investor in connection with the filing of such reports or other documents and any other actions required to comply with the provisions of the HSR Act.

         5.2 Press Releases. Except as may be required by Applicable Law or by the rules of any national securities exchange or registered securities association, prior to the Closing, neither Investors nor the Company shall issue any press release with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party (which consent shall not be unreasonably withheld under the circumstances). Any such press release required by Applicable Law or by the rules of any national securities exchange or registered securities association shall only be made after reasonable notice to the other party.

         5.3 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense.

         5.4 Survival. The representations and warranties made herein shall survive the Closing, regardless of any investigation made by or on behalf of any party, until the second anniversary of the Closing Date; provided, however, the representations and warranties contained in Sections 3.9, 3.10 and 3.18 shall survive until the expiration of the applicable statute limitations relating to the subject matters of such representations and warranties (the "Survival Date".) All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company herein for purposes of this
Section 5.5. No action may be brought with respect to a breach of any representation or warranty after the Survival Date unless, prior to such time, the party seeking to bring such an action has notified the other parties of such claim, specifying in reasonable detail the nature of the loss suffered.

         5.5 Transfer Restrictions.

         (a) Notwithstanding any provision contained in this Agreement to the contrary, each Investor agrees that it will not, directly or indirectly, sell, assign, transfer, pledge, encumber, or otherwise dispose of any of the Shares, Warrants or Warrant Shares except:

                  (i) In compliance with Rule 144; provided, however, that the Investor shall provide the Company with copies of all filings made with the Securities and Exchange Commission with respect to sales of securities under Rule 144 and with such other information and documents as the Company shall reasonably require in order to assure full compliance with Rule 144; or

                  (ii) Pursuant to a no-action letter or other interpretive statement or release of the Securities and Exchange Commission to the effect that the proposed sale or other disposition may be effected without registration under the Securities Act; or

                  (iii) Pursuant to an applicable exemption (other than Rule
         144) under the Securities Act; provided, however, that the Investor shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably acceptable to the Company, to the effect that such disposition does not require registration of such securities under the Securities Act; provided further, however, that no opinion of counsel shall be required in the case of a transfer to an affiliate (as defined in Rule 405 of the Securities Act) of Investor if such affiliate shall have furnished the Company with the representations contained in Section 4.5 of this Agreement and shall have agreed with the Company to be subject to the terms of this Agreement to the same extent as if an original holder of securities pursuant hereto.

                  (iv) Pursuant to an effective registration statement filed under the Securities Act.

         (b) It is agreed and understood by each Investor that the certificates or instruments representing the Shares, Warrants and Warrant Shares shall each be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF MARCH 5, 2001, BETWEEN BRIGHAM EXPLORATION COMPANY AND THE INITIAL HOLDERS OF SECURITIES NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF BRIGHAM EXPLORATION COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY."

         5.6 Transaction Fee. The sum of One Hundred Thousand Dollars ($100,000), plus all reasonable out-of-pocket expenses incurred by the Investors, including attorneys fees, shall be paid by the Company to Investors on the Closing Date upon Closing.

         5.7 Action at Annual Meeting of Stockholders.

         (a) The Company shall take all action necessary in accordance with applicable law and the Company's Certificate of Incorporation and Bylaws to have the Company's common stockholders, at the Annual Meeting to be held on or before May 31, 2001, consider and approve the matters described in the Stockholders Voting Agreement dated March 1, 2001, by and among the Company and certain of its stockholders, such approval, when so obtained, shall be referred to as the "Stockholder Approval". The Company shall not mail or otherwise distribute the proxy statement or information statement (or any related proxy materials or amendments or supplements thereto, if any) relating to the Annual Meeting to its stockholders without consultation with Investors and their counsel, and such proxy statement or information statement and such other items shall, to the extent same relate to the subject matter of the Stockholders Voting Agreement, be in such form as Investors and their counsel shall approve (such approval not to unreasonably withheld).

         (b) The Company shall provide a certificate signed by a duly authorized officer of the Company to each holder of Warrants promptly after the Annual Meeting certifying whether the Stockholder Approval has been obtained at the Annual Meeting and whether the Warrants are then exercisable.

         5.8 Capitalization Certification. The Company shall provide, immediately after the Closing, a schedule reflecting the capitalization of the Company as of immediately after the transactions contemplated by this Agreement, including at least the information provided in the representation in Section 3.2 and indicating the number of fully-diluted shares of Common Stock, and certified by the Chief Financial Officer of the Company (the "Certificate"). Until the second anniversary of the Closing Date, the Company shall amend the Certificate at any time after the Closing to reflect any changes to the Certificate (which in all cases shall reflect the capitalization of the Company as of immediately after the transactions contemplated by this Agreement) if the Company learns that the Certificate is incorrect or not complete in any respect. Notwithstanding any provision contained in this Agreement, the Registration Rights Agreement and the Warrant Certificate, if the number of fully-diluted shares of Common Stock as reflected in the Certificate at any time is more than 34,608 shares in excess of 34,607,870 shares of Common Stock, then the number of shares purchasable upon exercise of the Warrant shall be increased to a number of shares equal to 6.08% of the fully-diluted shares of Common Stock. Upon any such adjustment to the number of shares to be acquired upon exercise of the Warrant, the holder of the Warrant shall deliver to the Company the Warrant Certificate for cancellation and immediately thereupon the Company shall issue a new Warrant Certificate reflecting the adjusted number of shares purchasable thereunder. For purposes of this Section 5.8, the term "fully-diluted shares of Common Stock" means the sum of shares of Common Stock outstanding, plus all shares of Common Stock issuable pursuant to (i) the conversion or exchange of securities that are convertible into or exchangeable for shares of Common Stock or the exercise of any option, warrant or other right to acquire shares of Common Stock from the Company, (ii) the conversion or exchange of any security that is convertible into or exchangeable for any securities referenced in 5.8(i) or the exercise of any security that is exercisable for any securities referenced in 5.8(i), and (iii) the exercise of any rights under any agreement regarding equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company.

         5.9 Restrictions on Certain Actions. Investors hereby agree (subject to the occurrence of the Closing ) that for a period of one year from the Closing Date, Investors shall not, without the prior written approval of the Board of Directors of the Company, in any manner, directly or indirectly, acquire for their own accounts any Voting Securities (or beneficial ownership thereof), except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally and except for acquisitions of Common Stock upon exercise of the Warrants (as defined herein) or upon exercise of the Warrants (as defined in the First Purchase Agreement). The parties acknowledge that various Affiliates of the Investors are brokers or investment advisors or are otherwise engaged in transactions in securities generally as part of their ordinary course of business. The parties agree that actions taken by Affiliates of the Investors as such in the ordinary course of their business, such as acting as broker for clients acquiring shares of Voting Securities, shall not be deemed a violation of any of the provisions of this
Section 5.9.

                                   ARTICLE VI
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         6.1 Representations and Warranties. All the representations and warranties of Investors contained in this Agreement shall be true and correct in all material respects, except as affected by transactions contemplated or permitted by this Agreement.

         6.2 Covenants and Agreements. Investors shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         6.3 HSR Act. All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

         6.4 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         6.5 Consents. All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Entities) required to be obtained or made by or on the part of the parties hereto, or otherwise reasonably necessary for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the time of Closing.

                                   ARTICLE VII
                     CONDITIONS TO OBLIGATIONS OF INVESTORS

         The obligations of Investors to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         7.1 Representations and Warranties. All the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects, except as affected by transactions contemplated or permitted by this Agreement (or the announcement thereof).

         7.2 Covenants and Agreements. The Company shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         7.3 HSR Act. All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

         7.4 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.5 Consents. All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Entities) required to be obtained or made by or on the part of the parties hereto, or otherwise reasonably necessary for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the time of Closing.

         7.6 Legal Opinion. Thompson & Knight, L.L.P., counsel to the Company, shall have delivered to the Investors a legal opinion satisfactory in form and substance to the Investors.

         7.7 Closing Deliveries. The Escrow Agent shall have received the certificates, instruments and documents required to be delivered by the Company by Section 2.2.

                                  ARTICLE VIII
                                    COVENANTS

         8.1 Affirmative Covenants. The Company covenants and agrees that, so long as any of the Shares are outstanding:

                  (a) Financial Statements and Other Reports. The Company shall deliver, or shall cause to be delivered, to the Investors:

                           (i) Annual Financial Statements. As soon as available
                  and in any event within 90 days after the end of each fiscal year of the Company and its consolidated Subsidiaries for such fiscal year, and the related consolidated and unaudited consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred.

                           (ii) Quarterly Financial Statements. As soon as
                  available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Company, consolidated statements of income, stockholders' equity, changes in financial position and cash flow of the Company and its consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period.

                           (iii) Monthly Financial Statements. As soon as
                  available and in any event within forty-five (45) days after the end of each calendar month that is not also the end of one of the Company's first three fiscal quarterly periods or of the Company's fiscal year, consolidated statements of income and changes in financial position of the Company and its consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period and beginning statements setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year.

                  (b) SEC Filings, Etc. Promptly, upon its becoming available, each financial statement, report, notice or proxy statement sent by the Company to stockholders generally.

                  (c) Engineering Reports. Not later than April 30 and October 30 of each year, the Company shall furnish to the Investors a Reserve Report as of the preceding December 31 and June 30, respectively. The Reserve Report to be furnished in April of each year shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) and the Reserve Reports to be furnished in October of each year shall be prepared by or under the supervision of the chief engineer or Vice President of Operations of the Company who shall certify such Reserve Report to have been prepared in accordance with the procedures used in the immediately preceding April Reserve Report. At Company's option, the Reserve Report to be furnished in October of each year may instead consist of a report from the independent petroleum engineers referred to above on any new wells and a roll-forward by Company on any wells previously reported in the Reserve Report described in the immediately preceding April.

                  (d) Exchange Act Reports. At all times (i) timely file all reports required to be filed by the Company under Section 13(d) or
         Section 15 of the Exchange Act and the rules and regulations thereunder, and (ii) if the Company is no longer subject to the requirements of the Exchange Act, provide holders of the Shares reports in substantially the same form and at the same times as would be required if the Company were subject to the Exchange Act.

                  (e) Nasdaq Listing. Maintain at all times a valid listing for the Common Stock on a national securities exchange or the National Market System or SmallCap Market of the Nasdaq Stock Market, Inc.

                  (f) Further Assurances. The Company at its expense will promptly execute and deliver to the Investors upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Company in this Agreement or any other agreements and documents executed by and between the Company and the Investors.

         8.2 Negative Covenants. The Company covenants and agrees that, so long as at least 10% of the Shares are outstanding, without the prior written consent of the persons holding 75% of the then outstanding Shares:

                  (a) Dividends, Distributions and Redemptions. The Company will not declare or pay any dividend, purchase, redeem, or otherwise acquire for value any, other than those issued under the First Purchase Agreement, Parity Security or Junior Security now or hereafter outstanding, return any capital or make a distribution of its assets to its stockholders.

                  (b) Nature of Business. Neither the Company nor Brigham Oil & Gas, L.P. will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

                  (c) Environmental Matters. Neither the Company nor any Subsidiary will knowingly cause or permit any of its Property to be in violation of, or knowingly do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

                  (d) Transactions with Affiliates. Neither the Company nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise not in violation of this Agreement, and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                                   ARTICLE IX
                              AMENDMENT AND WAIVER

         9.1 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

         9.2 Waiver. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The provisions of this Agreement may not be waived except by an instrument in writing signed by or on behalf of the party against whom such waiver is sought to be enforced.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) sent by prepaid overnight courier service, or (iii) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

         (a)      If to the Company:
                  Brigham Exploration Company
                  6300 Bridge Point Parkway
                  Building 2, Suite 500
                  Austin, TX  78730
                  Attention: Chief Financial Officer
                  Telefax:  512-427-3400

         with a copy to:
                  Thompson & Knight L.L.P.
                  1700 Pacific Avenue, Suite 3300
                  Dallas, Texas 75201
                  Attention: Joe Dannenmaier
                  Telefax: 214-969-1751

         (b)      If to MB, MBP or ESC, to such Investor at:
                  277 Park Avenue
                  New York, New York 10172
                  Attention: Nicole Arnaboldi, Ivy Dodes
                  Telefax: 212-892-7272

         with a copy to:
                  Gardere Wynne Sewell, LLP
                  1000 Louisiana, Suite 3400
                  Houston, Texas 77002
                  Attention: N.L. Stevens III
                  Telefax: 713-276-5807

         (c)      If to DOP:
                  c/o DLJ Offshore Management N.V.
                  John B. Gorsiraweg 14
                  Willemstad, Curacao
                  Netherlands, Antilles
                  Fax: 011-599-961-4129

         with a copy to:
                  Gardere Wynne Sewell, LLP
                  1000 Louisiana, Suite 3400
                  Houston, Texas 77002
                  Attention: N.L. Stevens III
                  Telefax: 713-276-5807

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, when the answer back is received.

         10.2 Entire Agreement. This Agreement, together with the Schedules, Exhibits, Annexes, and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties and their Affiliates with respect to the subject matter hereof.

         10.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         10.4 Severability. If any provision of this Agreement is held to be unenforceable, then this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect to the maximum extent permitted by Applicable Law.

         10.5 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         10.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         10.7 Jurisdiction. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party.

         10.8 Binding Arbitration. In the event of any dispute, difference or question arising out of relating to the release of the Shares, Warrants, purchase price for the Shares and Warrants, and interest thereon accruing while such amounts are deposited under the Escrow Agreement ("Dispute") between any of the parties hereto ("Disputing Parties") which cannot be otherwise resolved by the Disputing Parties themselves, the Dispute will be settled by arbitration by an arbitrator mutually acceptable to the Disputing Parties in an arbitration proceeding conducted in Houston, Texas in accordance with the rules existing at the date hereof of the American Arbitration Association. If the Disputing Parties hereto cannot agree on an arbitrator within ten (10) days of the initiation of the arbitration proceeding, an arbitrator shall be selected for the Disputing Parties by the American Arbitration Association. The Disputing Parties shall use their best efforts to have the arbitral proceeding conclude and a judgement rendered by the arbitrator within forty (40) business days of the initiation of the arbitration proceeding. The decision of such arbitrator shall be final and judgement upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof, and the costs (including, without limitation, reasonable fees and expenses of counsel and experts for the Disputing Parties) of such arbitration (including the cost to enforce or preserve the rights awarded in the arbitration) shall be borne by the Disputing Party whom the decision of the arbitrator is against. If the decision of the arbitrator is not clearly against one of the Disputing Parties, or the decisions of the arbitrator is against more than one Disputing Party on one or more issues, costs of such arbitration shall be borne equally by the Disputing Parties.

         10.9 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

                                   ARTICLE XI
                                   DEFINITIONS

         11.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Article:

         "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 50% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 50% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

         "Ancillary Documents" means each agreement, instrument, and document (other than this Agreement) executed or to be executed by the Company or any Investor in connection with the sale and purchase of the Shares and Warrants and the other transactions contemplated by this Agreement.

         "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

         "Board Representative" means any representative of Investors on the Board, to the extent (a) nominated to the Board pursuant to Article VIII of the First Purchase Agreement and (b) acting in his or her capacity as a member of the Board.

         "BOG" means Brigham Oil & Gas, L.P.

         "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Austin, Texas are authorized or obligated by law or executive order to close.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "Common Stock" means the common stock, par value of $.01 per share, of the Company, and such other class of securities as shall represent the common equity of the Company.

         "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money) excluding Trade Payables; (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases (other than capital leases and oil and gas leases) which require such Person or its Affiliate to make payments exceeding $100,000 over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest at an imputed market rate of interest; (vi) all Debt (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others including without limitation agreements expressed as an agreement to purchase the Debt or Property of others or otherwise; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (xii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiii) all obligations of such Person under Hedging Agreements.

         "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

         "Environmental Laws" shall mean any and all Governmental Requirements pertaining to the environment in effect in any and all jurisdictions in which the Company or any Subsidiary is conducting or at any time has conducted business, or where any Oil and Gas Property of the Company or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water ACT, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. As used in the provisions hereof relating to Environmental Laws, the term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposal") have the meanings specified in RCRA; provided that to the extent the laws of the state in which any Oil and Gas Property of the Company or any Subsidiary is located establish a meaning for "oil", "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company or any Subsidiary of the Company would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

         "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or customary landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held or materially impair the value of such property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other property for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other property which in the aggregate do not materially impair the use of such rights of way or other property for the purposes of which such rights of way and other property are held or materially impair the value of such property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and
(vii) Liens (including "Excepted Liens") permitted by or created pursuant to the Senior Credit Agreement and Liens permitted by or created pursuant to the Subordinated Credit Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "First Purchase Agreement" means that certain Securities Purchase Agreement dated as of November 1, 2000, between the Company, MB and ESC.

         "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

         "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (in the case of banking regulatory authorities whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Entity.

         "Hedging Agreements" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

         "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

         "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "Material Adverse Effect" means, relative to the Company or the Investors, as the case may be, any change, development, or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse
(i) to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries considered as a whole, or the Investors, as the case may be, or (ii) to the ability of the Company or the Investors, as the case may be, to perform on a timely basis any material obligation of the Company or the Investors, as the case may be, under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith.

         "Material Agreement" means (a) any written agreement, contract, lease, commitment, understanding, instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound involving total value or consideration or liability in excess of $500,000, (b) any loan or credit agreement, bond, debenture, note, mortgage or indenture by which the Company or any Subsidiary or any of their respective properties may be bound, or (c) any agreement set forth as an exhibit to the Company's Form 10-K for the fiscal year ended December 31, 1999.

         "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, similar equipment, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

         "Plan" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Company, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Company, any Subsidiary or an ERISA Affiliate.

         "Proceeding" means any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         "Reasonable best efforts" means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated November 1, 2000, by and among the Company, MB and ESC, as amended by that certain First Amendment to Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Investors.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of February 17, 2000, by and between BOG, Bank of Montreal, as Agent, and the Lenders signatory thereto, as amended on October 31, 2000, together with the "Loan Documents" described therein.

         "Subordinated Credit Agreement" means the Subordinated Credit Agreement dated as of October 31, 2000 by and between BOG, Shell Capital, Inc., as Agent, and the Lenders signatory thereto, together with the "Loan Documents" described therein.

         "Subsidiaries" means Brigham Oil & Gas, L.P.; Brigham, Inc.; Brigham Holdings I, LLC and Brigham Holdings II, LLC.

         "Voting Securities" means shares of Common Stock and any other securities of the Company entitled to vote generally for the election of directors or any other securities (including, without limitation, rights, warrants, and options) convertible into or exchangeable or exercisable for any of the foregoing (whether or not presently convertible, exchangeable, or exercisable).

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                        THE COMPANY:


                                        BRIGHAM EXPLORATION COMPANY
Address:
6300 Bridge Point Parkway
Building 2, Suite 500                   By:
Austin, TX 78730                           ------------------------------------


                                        INVESTORS:

Address:                                DLJ ESC II, LP
277 Park Avenue
New York, NY 10172                      By: DLJ LBO Plans Management Corporation
Attn: Ivy Dodes/Nicole Arnaboldi            General Partner


                                            By:
                                               --------------------------------

Address:                                DLJMB FUNDING III, INC.
277 Park Avenue
New York, NY  10172                     By:
                                           ------------------------------------


Address:                                DLJ MERCHANT BANKING PARTNERS  III, L.P.
277 Park Avenue
New York, NY 10172                      By:   DLJ Merchant Banking III, Inc.
                                              Managing General Partner

                                              By:
                                                 ------------------------------

Address:                                DLJ OFFSHORE PARTNERS III, C.V.
c/o DLJ Offshore Management N.V.
John B. Gorsiraweg 14                   By:   DLJ Merchant Banking III, Inc.
Willemstad, Curacao                           Managing General Partner
Netherlands, Antilles
                                              By:
                                                 ------------------------------

                                  SCHEDULE 3.7

                                   LIABILITIES

Any matter disclosed in any Schedule hereto (or in the First Purchase Agreement or any Schedule thereto) and any additional matter disclosed in Brigham Exploration Company's financial statements and/or any information provided, whether orally or in writing, to the Board Representative.

                                  SCHEDULE 3.8


                                   LITIGATION


                                      NONE

                                  SCHEDULE 3.11

                                  TITLES, ETC.


(a) The rights and interests afforded Gasco Limited Partnership ("Gasco") and its successors and assigns under the terms of (i) that certain Expense Allocation and Participation Agreement dated as of April 1, 1996, by and between Gasco and BOG, as heretofore and/or hereafter amended, expanded, supplemented, renewed and/or extended, and (ii) that certain Expense Allocation and Participation Agreement II dated as of April 1, 1997, by and between Gasco and BOG, as heretofore and/or hereafter amended, expanded, supplemented, renewed and/or extended, and (iii) that certain Expense Allocation and Participation Agreement III dated as of March 1, 1998, by and between Gasco and BOG, as heretofore and/or hereafter amended, expanded, supplemented, renewed and/or extended.

(b) The rights and interests afforded Middle Bay Oil Company ("Middle Bay") and its successors and assigns under the terms of that certain Expense Allocation and Participation Agreement dated as of April 1, 1996, by and between Middle Bay and BOG, as heretofore and/or hereafter amended, modified, expanded, supplemented, renewed and/or extended.

(c) The rights and interests afforded Stephens Production Company ("Stephens") and its successors and assigns under the terms of that certain Anadarko Basin Joint Participation Agreement dated as of May 1, 1996, by and between BOG and Stephens, as heretofore and/or hereafter amended, modified, expanded, supplemented, renewed and/or extended.

(d) The rights and interests afforded Vintage Petroleum, Inc. ("Vintage") and its successors and assigns under the terms of that certain Anadarko Basis Joint Participation Agreement dated as of May 1, 1996, by and between BOG and Vintage, as heretofore and/or hereafter amended, modified, expanded, supplemented, renewed and/or extended.

(e) The rights and interests afforded Brigham-Duke (Delaware) LLC ("Duke") and its successors and assigns under the terms of that certain Joint Development Agreement dated as of February 17, 1999, by and between Duke and BOG, as heretofore amended.

(f) The rights and interests afforded third parties under the terms of various farmout, exploration, joint participation and/or operating agreements, whether now existing or hereafter entered into and further as heretofore and/or hereafter amended, modified, expanded, supplemented, renewed and/or extended, under or in relation to which BOG agrees to farm-out to one or more third parties one or more Oil and Gas Property and/or undertakes with one or more third party(ies) the joint exploration and/or development of one or more Oil and Gas Properties (which rights and interests may include, without limitation, rights under Area of Mutual Interests agreements and rights in respect of forfeiture of all or a portion of BOG's interests in an Oil and Gas Property, or part thereof or interest therein, that is triggered by an election not to participate in a proposed operation);

(g) Consulting agreements, whether now existing or hereafter entered into and further as heretofore and/or hereafter amended, expanded, supplemented, renewed and/or extended, with third party geologists, landmen or other oil and gas industry participants who agree to perform services in return, in whole or in part, for an overriding royalty interest or other interest in or relating to any Oil and Gas Properties; and

(h) Any other matters or encumbrances typically accepted by a reasonably prudent owner of Oil and Gas Properties.

                                  SCHEDULE 3.15


                                  SUBSIDIARIES


Brigham, Inc.
Brigham Oil & Gas, L.P.
Brigham Holdings I, LLC
Brigham Holdings II, LLC

Brigham-Duke (Delaware) LLC is not a Subsidiary for purposes of this Agreement.

The address for each of the foregoing is:
6300 Bridge Point Parkway
Building 2, Suite 500
Austin, Texas  78730
Attention:  Curtis Harrell

                                  SCHEDULE 3.19



                                                         Insurance

INTEREST          Property Coverage
                  Carrier                            Security Insurance Company of Hartford
                  Policy Period                      August 1, 2000 to August 1, 2001
                  Policy No.                         MXI 97700841
                  Limits                             $1,755,000 (Austin), $115,000 (Houston)-personal;
                                                     $2,515,000 computer equipment
                  Deductible                         $1,000 each occurrence

INTEREST          Commercial General
                  Carrier                            Scottsdale Insurance Company
                  Policy Period                      August 1, 2000 to August 1, 2001
                  Policy No.                         CLS0696909
                  Limits                             $2,000,000 general aggregate
                                                     $1,000,000 product/completed ops/
                                                              injury/each occurrence/underground/
                                                              non-owned auto liability
                                                     $100,000 fire to rended properties
                                                     $5,000 medical expenses
                  Deductible                         $5,000 per claim

INTEREST          Workers' Comp/Employee
                  Carrier                            Texas Workers' Compensation Insurance Fund
                  Policy Period                      August 1, 2000 to August 1, 2001
                  Policy No.                         TSF-0012623201-19990801
                  Limits                             $1,000,000
                  Deductible                         None

INTEREST          Primary Umbrella Liability
                  Carrier                            Scottsdale Insurance Company
                  Policy Period                      August 1, 2000 to August 1, 2001
                  Policy No.                         UMS0006605
                  Limits                             $10,000,000 per occurrence
                                                     $10,000,000 general aggregate
                                                     $10,000,000 products/completed ops aggregate
                  Retention                          $10,000 applicable only to Coverage B

INTEREST          Excess Primary Umbrella
                  Carrier                            National Union Fire Insurance Company
                  Policy Period                      August 1, 2000 to August 1, 2001
                  Policy No.                         346 28 89
                  Limits                             $20,000,000 each occurrence excess
                                                     $20,000,000 aggregate
                  Retention                          None

INTEREST          Control of Well
                  Carrier                            Lexington Insurance Company
                  Policy Period                      August 1, 2000 to August 1, 2001
                  Policy No.                         8524882
                  Limits                             $5,000,000 control of well/extra expense/
                                                              seepage & pollution
                                                     $500,000 care, custody and control
                  Retention                          $25,000 - $100,000 control of well/extra expense/
                                                              seepage & pollution
                                                     $10,000 care, custody and control



INTEREST          Directors and Officers
                  Carrier                            Federal Insurance Company (Chubb & Son)
                  Policy Period                      May 30, 2000 to May 30, 2001
                  Policy No.                         81643273
                  Limits                             $5,000,000
                  Retention                          $0-250,000 per claim

                                  SCHEDULE 3.20


                               HEDGING AGREEMENTS


ISDA Master Agreement dated as of February 26, 1998, as amended, together with any confirmation and written call options.

                                  SCHEDULE 3.21


                               MATERIAL AGREEMENTS

(a) the Senior Credit Agreement (and any Debt arising or permitted thereunder) and the Subordinated Credit Agreement (and any debt arising or permitted thereunder).

(b) Two Bridge Point Lease Agreement dated as of September 20, 1996, by and between Investors Life Insurance Company of North America and Brigham Oil & Gas, L.P., as amended (office lease).

(c) Capital Lease/Financing Agreements for purchase of software and/or equipment, more particularly described as follows:

(d) the First Purchase Agreement.


                                        ENDING
LESSOR                                   DATE        DESCRIPTION
------                                 --------      -----------
SIEMENS CREDIT CORP                     7/1/02       AUSTIN PHONE SYSTEM

UNIVERSAL FINANCE & LEASING
EQUIPMENT                               1/10/01      WORKSTATION

UNIVERSAL FINANCE & LEASING
EQUIPMENT                               4/21/01      WORKSTATION

BA CREDIT CORP                          8/18/01      WORKSTATION

FIRST SIERRA FINANCIAL, INC             2/1/02       WORKSTATION



(d) INSURANCE PREMIUM FINANCING AGREEMENTS:

        PREMIUM FINANCING AGREEMENT DATED JUNE 6, 2000 RELATING TO 1-YEAR O&D POLICY.

        PREMIUM FINANCING AGREEMENT DATED AUGUST 1, 2000 RELATING TO W.C., G.L., PROPERTY, UMBRELLA AND OEE POLICIES.

(e) THE MATTERS DISCLOSED IN THE OTHER SCHEDULES.

(f) AGREEMENT FOR BRIGHAM-DUKE (DELAWARE), LLC AND/OR THE "JDA" DESCRIBED
    THEREIN.

                                                                    EXHIBIT A TO
                                                   SECURITIES PURCHASE AGREEMENT


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN THIS WARRANT CERTIFICATE AND IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF MARCH 5, 2001, BETWEEN BRIGHAM EXPLORATION COMPANY AND THE INITIAL HOLDER OF SECURITIES NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF BRIGHAM EXPLORATION COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY.

                               WARRANT CERTIFICATE

NUMBER OF WARRANTS: ______________                       WARRANT NO. __________

         This Warrant certificate ("Warrant Certificate") certifies that, for value received, ______________________ is the registered holder of the number of warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof, at any time or from time to time during the Exercise Period, to purchase from the Company one fully paid and nonassessable share of Common Stock at the Exercise Price, subject to adjustment as provided herein. Initially capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

                  "Common Stock" means the common stock, $.01 par value per share, of the Company and such other class of securities as shall then represent the common equity of the Company.

                  "Company" means Brigham Exploration Company, a Delaware corporation.

                  "Exercise Period" means the period of time between the day immediately following the date that Stockholder Approval, as defined in the Securities Purchase Agreement, is obtained and 5:00 p.m. (New York City time) on the Expiration Date.

                  "Exercise Price," subject in all circumstances to adjustment in accordance with Section 2, means $4.75 per share.

                  "Expiration Date" means the tenth anniversary of the Closing Date.

                  "Issuance Date" means the Closing Date.

                  "Person" means any individual, corporation, company, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

                  "Preferred Stock" means shares of the Series A Preferred Stock, par value $0.01 per share, of the Company.

                  "Preferred Value" per share of Preferred Stock means the Stated Value of such Share, plus, without duplication, all accrued and unpaid dividends on such share to and including the applicable date of Warrant exercise.

                  "Price" means the average of the "high" and "low" prices as reported in The Wall Street Journal's listing for such day (corrected for obvious typographical errors) or if such shares are not reported in such listing, the average of the reported sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average of the closing bid and asked prices reported by the National Quotations Bureau Incorporated. The "Average" Price per share for any period shall be determined by dividing the sum of the Prices determined for the individual trading days in such period by the number of trading days in such period.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March 5, 2001, between the Company and the Investors.

                  "Stated Value" means the stated value per share of Preferred Stock, which is $20.00 per share.

         Section 1. EXERCISE OF WARRANTS. (a) The Warrants may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by (i) presentation and surrender to the Company at its address set forth in
Section 10 of this Warrant Certificate with the Election To Exercise, attached hereto as Exhibit A, duly completed and executed, and (ii) payment of the Exercise Price, for the number of Warrants being exercised by either: (1) bank draft or cashiers check, or (2) provided that the Company receives at least 5 days prior notice and subject to Section 1(d), delivery to the Company of certificate(s) representing a number of shares of Preferred Stock having an aggregate Preferred Value equal to the aggregate Exercise Price for the number of Warrants being exercised. If the aggregate Preferred Value of the Preferred Stock delivered in payment of the aggregate Exercise Price exceeds (because of fractional shares) the aggregate Exercise Price for the number of Warrants being exercised; then (subject to Section 1(d)) the Company will promptly pay to the holder of the Warrants in cash such excess amount; provided that such excess amount shall in no event be more than the Preferred Value of one share of Preferred Stock. If the holder of this Warrant Certificate at any time exercises less than all the Warrants, the Company shall issue to such a holder a warrant certificate identical in form to this Warrant Certificate, but evidencing a number of Warrants equal to the number of Warrants originally represented by this Warrant Certificate less the number of Warrants previously exercised. Likewise, upon the presentation and surrender of this Warrant Certificate to the Company at its address set forth in Section 10 and at the request of the holder, the Company will, without expense, at the option of the holder, issue to the holder in substitution for this Warrant Certificate one or more warrant certificates in identical form and for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                  (b) To the extent that the Warrants have not been exercised at or prior to the Expiration Date, such Warrants shall expire and the rights of the holder shall become void and of no effect.

                  (c) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the holder or such transferee as may be directed in writing by the holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share.

                  (d) In connection with payment of the Exercise Price with shares of Preferred Stock, the Company may require that at the time of such exercise it receive representations and warranties from the applicable holder of the Warrants regarding such holder's title to the Preferred Stock and the lack of encumbrances thereon. If the Company is unable to consummate an exercise of Warrants through payment of the Exercise Price with shares of Preferred Stock because of any limitations contained or construed in the Delaware General Corporation Law, the Company shall use its best efforts to take all such action as may be necessary to place the Company in a position to do so. In the event the Company, after the taking of any action by it as contemplated above, is unable to consummate such exercise, the Company shall accept such number of shares of Preferred Stock in payment as it shall then be authorized to do so under the Delaware General Corporation Law.

                  (e) The Company shall not be required to issue a fractional share of Common Stock upon the exercise of Warrants. As to any fraction of a share which the Warrant holder would otherwise be entitled to purchase upon such exercise, the Company may pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Price per share of Common Stock on the date of exercise.

         Section 2. ANTIDILUTION ADJUSTMENTS. The shares of Common Stock purchasable on exercise of the Warrants are shares of Common Stock as constituted as of the Issuance Date. The number and kind of securities purchasable upon the exercise of the Warrants, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) Mergers, Consolidations and Reclassifications. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants at any time after the Issuance Date (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which Section 2(b) applies), or in case of any consolidation or merger of the Company with or into any entity or other person (other than a merger with another entity or other person in which the Company is the surviving corporation and which does not result in any reclassification or change in the securities issuable upon exercise of this Warrant Certificate), the holder of the Warrants shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have the right to obtain, upon the exercise of the Warrants, in lieu of each share of Common Stock, other securities, money or other property theretofore issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of the shares of Common Stock, other securities, money or other property issuable upon exercise of a Warrant if the Warrants had been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 2(a). The provisions of this Section 2(a) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

                  (b) Subdivisions and Combinations. If the Company, at any time after the Issuance Date, shall subdivide its shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately increased, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for such purpose, as at such record date, whichever is earlier. If the Company, at any time after the Issuance Date, shall combine its shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately reduced, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

                  (c) Dividends and Distributions. If the Company at any time after the Issuance Date shall declare a dividend on its Common Stock payable in stock or other securities of the Company to the holders of its Common Stock, the holder of this Warrant Certificate shall, without additional cost, be entitled to receive upon any exercise of a Warrant, in addition to the Common Stock to which such holder would otherwise be entitled upon such exercise, the number of shares of stock or other securities which such holder would have been entitled to receive if he had been a holder immediately prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) of the number of shares of Common Stock purchasable on exercise of such Warrant immediately prior to such record date or payment date, as the case may be.

                  (d) Certain Issuances of Securities. Subject to Section 2(f), if the Company at any time after the Issuance Date shall issue any additional shares of Common Stock (otherwise than as provided in subsections (a) through (c) of this Section 2) at a price per share less than the Average Price per share of Common Stock for the 20 trading days immediately preceding the date of the authorization of such issuance (the "Market Price") by the Board of Directors or its compensation committee (as applicable), then the Exercise Price upon each such issuance shall be adjusted to that price determined by multiplying the Exercise Price by a fraction:

                  i. the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and (2) the consideration, if any, received by the Company upon the issuance of such additional shares of Common Stock, and

                  ii. the denominator of which shall be the Market Price multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

No adjustments of the Exercise Price shall be made under this Section 2(d) upon the issuance of any additional shares of Common Stock that (v) are issued pursuant to any grant or award made prior to the Issuance Date under any thrift plan, stock purchase plan, stock bonus plan, stock option plan, employee stock ownership plan, incentive or profit sharing arrangement or other benefit or compensation plan for the benefit of the Company's officers, directors and/or employees ("Employee Benefit Plans") that has been approved by the Board of Directors of the Company or its compensation committee and that otherwise would cause an adjustment under this Section 2(d); (w) are issued pursuant to any grant or award made on or after the Issuance Date under any Employee Benefit Plan if the "Market Price" of any such issuance is not less than the lesser of the Market Price as determined above and the "Fair Market Value", as defined under the applicable Employee Benefit Plan, on the date of Board or compensation committee authorization; (x) are issued pursuant to any Common Stock Equivalent (as hereinafter defined) (i) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to Section 2(e), (ii) if no adjustment was required pursuant to
Section 2(e), or (iii) if such Common Stock Equivalent was issued prior to this Warrant Certificate; (y) are issued pursuant to a public offering by the Company; or (z) results in an adjustment pursuant to Section 2(f).

                  (e) Common Stock Equivalents.

                  i. Subject to Section 2(f), if the Company shall, after the Issuance Date, issue any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans (together with Convertible Securities, "Common Stock Equivalent"), then the Exercise Price upon each such issuance shall be adjusted as provided in Section 2(d) on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the date of issuance of such Common Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent.

                  ii. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 2(e) unless the consideration received and receivable by the Company per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Market Price. No adjustment of the Exercise Price shall be made under this Section 2(e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Exercise Price then in effect upon the issuance of such warrants or other rights pursuant to this Section 2(e). No adjustment shall be made under this Section 2(e) if an adjustment is to be made under Section 2(f). No adjustment shall be made as a result of adjustment in the exercise or conversion price of Common Stock Equivalents, if those adjustments occur by the terms of such Common Stock Equivalents.

                  (f) Special Adjustments of Exercise Price. Notwithstanding anything to the contrary in Section 2(d) or Section 2(e), this Section 2(f) shall govern adjustments to the Exercise Price for the transactions described in this Section 2(f).

                  i. If the Company at any time after the Issuance Date and prior to the second anniversary of the Issuance Date shall issue any additional shares of Common Stock (otherwise than as provided in subsections (a) through (c) of Section 2; pursuant to any Employee Benefit Plan; pursuant to any Common Stock Equivalent outstanding as of the Issuance Date) or upon the issuance of any such Common Stock, any adjustments shall previously have been made pursuant to Section 2(e) or
         Section 2(f)(ii); and the New Stock Issue Price (defined below) of such additional shares is less than the Exercise Price then in effect, then the Exercise Price upon each such issuance shall be adjusted to the New Stock Issue Price of such additional shares. The "New Stock Issuance Price" shall be determined by dividing the total amount of consideration received by the Company for such issue or sale by the number of shares of Common Stock issued or sold.

                  ii. If the Company at any time after the Issuance Date and prior to the second anniversary of the Issuance Date, issues any Common Stock Equivalent (which by definition excludes Employee Benefit Plan securities) (otherwise than as provided in subsections (a) through (c) of Section 2; or pursuant to any Common Stock Equivalent outstanding as of the Issuance Date) and the New CSE Exercise Price (defined below) of such Common Stock Equivalents is less than the Exercise Price then in effect, then the Exercise Price upon each such issuance shall be adjusted to the New CSE Exercise Price of such Common Stock Equivalents. The "New CSE Exercise Price" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalents, plus, in the case of any such Common Stock Equivalents which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents.

                  (g) Miscellaneous. The following provisions shall be applicable to the making of adjustments in the Exercise Price hereinbefore provided in this Section 2:

                  i. The consideration received by the Company shall be deemed to be the following: (I) to the extent that any additional shares of Common Stock or any Common Stock Equivalent shall be issued for cash consideration, the consideration received by the Company therefor, or, if such additional shares of Common Stock or Common Stock Equivalent are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Common Stock Equivalent are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof; (II) to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors, as evidenced by a certified resolution of the Board of Directors delivered to the holder of this Warrant Certificate setting forth such determination. The consideration for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalent shall be the consideration received by the Company for issuing such Common Stock Equivalent, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalent. In case of the issuance at any time of any additional shares of Common Stock or Common Stock Equivalent in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Common Stock Equivalent (which shall not be deemed to be a dividend payable in, or other distribution of, Common Stock under Section 2(c) above) consideration equal to the amount of such dividend so paid or satisfied. In the event additional shares of Common Stock or Common Stock Equivalents are issued together with other shares or securities or other assets of the Company or its subsidiaries for consideration which covers both, the consideration for such shares of Common Stock and Common Stock Equivalents shall be computed based on the respective portions of such consideration so received, computed as provided in this Section 2(g)i., as determined and allocated in good faith by the Board of Directors of the Company.

                  ii. Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Exercise Price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding because they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of Section 2(d) after the issuance of such Common Stock Equivalent) had the adjustment of the Exercise Price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock Equivalent and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in this Section 2(f)(i)) shall be deemed to have been received by the Company.

                  iii. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or its wholly owned subsidiaries.

                  iv. Upon each adjustment of the Exercise Price as a result of the calculations made in Section 2(d), (e) and (f) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to such adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  v. For the purpose of this Section 2, the term "shares of Common Stock" shall mean shares of (i) the class of stock designated as the Common Stock at the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, because of an adjustment pursuant to Section 2(a), the Warrants shall entitle the holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 2.

                  (h) Calculation of Exercise Price. The Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

         Section 3. NOTICE OF ADJUSTMENTS. Whenever the Exercise Price or the number of shares of Common Stock is required to be adjusted as provided in
Section 2, the Company shall forthwith compute the adjusted Exercise Price or the number of shares of Common Stock issuable and shall prepare and mail to the holder hereof a certificate setting forth such adjusted Exercise Price or such number of shares of Common Stock, showing in reasonable detail the facts upon which the adjustment is based.

         Section 4. VOLUNTARY REDUCTION. (a) The Company may at its option, but shall not be obligated to, at any time during the term of the Warrants, reduce the then current Exercise Price by any amount selected by the Board of Directors; provided that if the Company elects so to reduce the then current Exercise Price, such reduction shall be irrevocable during its effective period and remain in effect for a minimum of 30 days following the date of such election, after which time the Company may, at its option, reinstate the Exercise Price in effect prior to such reduction. Whenever the Exercise Price is reduced, the Company shall mail to the holder a notice of the reduction at least 30 days before the date the reduced Exercise Price takes effect, stating the reduced Exercise Price and the period for which such reduced Exercise Price will be in effect.

                  (b) The Company may make such decreases in the Exercise Price, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a certified resolution of the Board of Directors delivered to the holders, to be advisable to avoid or diminish any income tax to the holder resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

         Section 5. MANDATORY EXERCISE.


                  (a) If (i) the Price of the Common Stock is greater than 150% of the Exercise Price (as adjusted to reflect any stock split, combination, reclassification, recapitalization, exchange, stock dividend or other distribution payable in Common Stock with respect to shares of Common Stock) for sixty (60) consecutive trading days in the principal market in which the Common Stock is traded and (ii) the Company gives written notice (the "Company Notice") to the holder hereof of the satisfaction of the condition in clause (i), then within fifteen (15) days after the effective date of the Company Notice, the holder hereof shall exercise all of the Warrants. If required by this Section 5, the holder hereof agrees to exercise the Warrants, and to purchase shares of Common Stock pursuant to the terms of this Warrant Certificate. If the holder has not fulfilled its obligations to exercise the Warrants pursuant to this
Section 5 within fifteen (15) days after the holder's receipt of the Company Notice, then (without limiting the Company's available remedies) (A) the obligations of holder under this Section 5 shall continue but the purchase rights otherwise represented by this Warrant Certificate shall terminate, (B) the Company may thereafter refuse, in its sole discretion, to allow holder to exercise the Warrants (including pursuant to this Section 5), (C) all obligations of the Company under Sections 3, 6, 7 and 8 shall terminate, (D) no further adjustments to the Exercise Price shall be made unless the Company in its sole discretion consents in writing. Each Warrant holder's obligations under this Section 5(a) shall be subject to the expiration or termination of all waiting periods (and any extensions thereof) applicable to exercise of such holder's Warrants under the HSR Act (as defined below); provided that such holder shall have certified in writing to the Company that a filing under the HSR Act is required and provided further that such holder shall use its best efforts to cause the expiration or termination of such waiting period to occur as promptly as practicable.

                  (b) Holder represents and warrants to the Company that holder has full corporate power and authority to execute, deliver, and perform this Warrant Certificate and to consummate the transactions contemplated hereby. The execution, delivery, and performance by holder of this Warrant Certificate have been duly authorized by all necessary corporate action of holder. This Warrant Certificate has been duly executed and delivered by holder and constitutes a valid and legally binding obligation of holder, enforceable against holder in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) The right to require exercise of the Warrants is hereby declared by the parties hereto to be a unique right, the loss of which is not readily susceptible to monetary quantification. Consequently, the parties hereto agree that an action for specific performance of the exercise and purchase obligations created by this Section 5 is an available remedy for the breach of the provisions of this Section 5. If the Company is forced to institute legal proceedings to enforce its rights in accordance with the provisions of this
Section 5, it shall be entitled to recover its reasonable attorneys' fees and court costs incurred in enforcing such rights.

                  (d) Holder is executing this Warrant Certificate in order to make and agree to the covenants, representations and warranties of holder contained in this Section 5, which shall be binding upon the holder's successors and assigns.

         Section 6. NOTICES TO WARRANT HOLDERS. In the event:

                  (a) the Company shall authorize any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any reclassification or change of the Common Stock or other securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants); or

                  (b) the Company shall declare any dividend (or any other distribution) on the Common Stock or any other class of its capital stock, other than dividends on the Shares, as defined in the Securities Purchase Agreement; or

                  (c) the Company shall authorize the granting to the holders of Common Stock or any other class of its capital stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other securities convertible into or exchangeable for shares of stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be sent to the holder hereof, at least 30 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (x) the date for the determination of the holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such dividends or other distribution, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants), or (z) the date on which any of the events specified in subsections (a)-(d) is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) shall be entitled to exchange such shares for securities or other property, if any, deliverable upon any such event. Failure to give such notice or any defect therein shall not affect the legality or validity of any such event, or the vote upon any such action.

         Section 7. REPORTS TO WARRANT HOLDERS. The Company will cause to be delivered, by first-class mail, postage prepaid, to holder at such holder's address appearing hereon, or such other address as the holder shall specify, a copy of any reports delivered by the Company to the holders of Common Stock.

         Section 8. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

                  (a) of Until the Expiration Date, the Company shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Common Stock (and other securities), for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock (and other securities) upon the exercise of the Warrants, the number of shares of Common Stock (and other securities) issuable upon the exercise of such Warrants.

                  (b) The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of new warrant certificates on transfer of the Warrants.

                  (c) All Common Stock (and other securities) which may be issued upon exercise of the Warrants shall upon issuance be validly issued, fully paid, non-assessable and free from all preemptive rights and all taxes, liens and charges with respect to the issuance thereof, and will not be subject to any restrictions on voting or transfer thereof except as set forth in the Securities Purchase Agreement, any stockholders agreement and except for restrictions arising under state or federal securities laws.

                  (d) All original issue taxes payable in respect of the issuance of shares of Common Stock to the registered holder hereof upon the exercise of the Warrants shall be borne by the Company; provided, that the Company shall not be required to pay any tax or charge imposed in connection with any transfer involved in the issuance of any certificates representing shares of Common Stock (and other securities) in any name other than that of the registered holder hereof, and in such case the Company shall not be required to issue or deliver any certificate representing shares of Common Stock (and other securities) until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is due.

                  (e) As soon as practicable after the receipt from the holder of this Warrant Certificate of notice of the intent to exercise of a number of warrants sufficient to require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules, regulations and formal interpretations thereunder, as amended from time to time (the "HSR Act") (and after the receipt, if applicable, of the notice referred to in Rule 803.5 of the HSR Act), but in any event no later than the 15th business day after receipt of such notice(s), the Company will (i) if required by the HSR Act, prepare and file with Antitrust Division of the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") the Notification and Report Form (accompanied by all documentary attachments contemplated thereby) required by the HSR Act, (ii) upon request of the holder, request early termination of the waiting period imposed by the HSR Act, and (iii) coordinate and cooperate with the holder in responding to formal and informal requests for additional information and documentary material from the DOJ and the FTC in connection with such filing.

Notwithstanding the foregoing, if the holder is required to file with the DOJ and FTC the Notification and Report Form solely as a result of its holding and/or purchasing shares of Common Stock issued pursuant to this Warrant (with no regard to any other securities held by such holder or its affiliates) and the holder certifies such fact to the Company in writing, the Company agrees to promptly reimburse the holder for all fees and expenses for the preparation and filing of such form, including all legal expenses and filing fees.

                  (f) The Company will not change the par value of the Common Stock from par value $0.01 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event described in Section 2 that would, but for this provision, reduce the Exercise Price below the par value of the Common Stock.

         Section 9. NO RIGHTS AS STOCKHOLDER. The holder of the Warrants shall not, by virtue of holding such Warrants, be entitled to any rights of a stockholder of the Company either at law or in equity, and the rights of the holder of the Warrants are limited to those expressed herein.

         Section 10. NOTICES. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) sent by prepaid overnight courier service, or
(iii) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                  if to the holder, to such holder at:

                           277 Park Avenue
                           New York, New York 10172
                           Attention: Michael Isikow
                           Telefax: 212-892-2689

                  with a copy to:

                           Gardere Wynne Sewell, LLP
                           1000 Louisiana, Suite 3400
                           Houston, Texas 77002
                           Attention: N.L. Stevens III
                           Telefax: 713-276-5807
                  and, if to the Company:

                           Brigham Exploration Company
                           6300 Bridge Point Parkway
                           Building 2, Suite 500
                           Austin, Texas  78730
                           Attention: Chief Financial Officer
                           Telecopier: (512) 472-3400

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, when the answer back is received.

         Section 11. GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

         Section 12. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a substitute Warrant Certificate of the same tenor and evidencing a like number of Warrants.

         Section 13. TRANSFER. Subject to Section 14 and the Securities Purchase Agreement, transfer of Warrants, in whole or in part, shall be registered on the books of the Company to be maintained for such purposes, upon surrender of the Warrant Certificate representing such Warrants at the principal office of the Company referred to in Section 10, together with a written assignment substantially in the form of Exhibit B to this Warrant Certificate and a written agreement, in form reasonably satisfactory to the Company, setting forth the new Warrant holder's agreement to be bound by all of the terms of this Warrant Certificate (including without limitation Section 14) and Section 5.5 of the Securities Purchase Agreement, each duly executed by the holder, and funds sufficient to pay any transfer taxes payable by such holder upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate or Warrant Certificates evidencing the portion of the old Warrant Certificate not so assigned, and the old Warrant Certificate shall promptly be canceled.

         Section 14. RESTRICTIONS ON TRANSFERABILITY. The Warrant Certificate represents Warrants referred to in the Securities Purchase Agreement. Said Securities Purchase Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of certain limitations of rights, obligations, duties and immunities thereunder of the Company and the holders, and in the event of any conflict between the terms of this Warrant Certificate and the provisions of the Securities Purchase Agreement, the provisions of the Securities Purchase Agreement shall control.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed as of __________, 2001, by the undersigned, thereunto duly authorized.



                             BRIGHAM EXPLORATION COMPANY



                             By:
                                -----------------------------------------------
                                    Karen E. Lynch
                                    Vice President

                             [INVESTOR NAME]



                             By:
                                -----------------------------------------------

                                    EXHIBIT A

                              ELECTION TO EXERCISE

         [To be executed on exercise of the Warrant evidenced by this Warrant Certificate pursuant to Section 1(a)]


         TO: Brigham Exploration Company

                  The undersigned, the holder of the Warrants evidenced by the attached Warrant Certificate, hereby irrevocably elects to exercise _________________ of such Warrants, and herewith makes payment of_____________________ representing the aggregate Exercise Price thereof, and requests that the certificate representing the securities issuable hereunder be issued in the name of ___________________________ and delivered to _____________________________, whose address is ______________________________.

                  The Exercise Price is being paid by bank draft or cashier's check.

         Dated:
               -------------------

                                    Name of Registered Holder:
                                                              ------------------
                                    Signature:
                                              ----------------------------------
                                    Title:
                                          --------------------------------------
                                    Address:
                                            ------------------------------------

         Notice: The above signature(s) must correspond with the name as written on the face of the Warrant Certificate in every detail, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of the attached Warrant Certificate hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant Certificate, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee:
                             -------------------------------------------



No. of Shares of
Common Stock ______

and does hereby irrevocably constitute and appoint ____________________________ attorney-in-fact to register such transfer on the books of Brigham Exploration Company maintained for that purpose, with full power of substitution in the premises.

Dated:
      -----------------------------------

Name:
     ------------------------------------

Signature:
          -------------------------------

Witness:
        ---------------------------------

The assignee named above hereby agrees to purchase and take the attached Warrant Certificate pursuant to and in accordance with the terms and conditions of the Warrant Certificate and Section 5.5 of the Securities Purchase Agreement, dated as of ______________, 2001, between Brigham Exploration Company and the initial holder named therein and agrees to be bound thereby.

Dated:
      -----------------------------------

Name:
     ------------------------------------

Signature:
          -------------------------------

                                                                    EXHIBIT B TO
                                                   SECURITIES PURCHASE AGREEMENT


                            [filed October 31, 2000]

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                           (PAR VALUE $.01 PER SHARE)

                                       OF

                           BRIGHAM EXPLORATION COMPANY

                                   ----------

                             PURSUANT TO SECTION 151

             OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                                   ----------


         Brigham Exploration Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on October 31, 2000, duly adopted the following preamble and resolution establishing and creating a series of 1,500,000 shares of Preferred Stock, par value $.01 per share, of the
Corporation:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock, par value $.01 per share, of the Corporation is hereby created, and that the designation and number of shares thereof and the preferences, limitations and relative rights thereof are as follows:

         SECTION 1. DESIGNATION AND NUMBER OF SHARES OF SERIES A PREFERRED STOCK. There is hereby authorized and established a series of Preferred Stock that shall be designated as "Series A Preferred Stock" (hereinafter referred to as "Series A Preferred"), and the number of shares constituting such series shall be 1,500,000. Such number of shares may be increased or decreased, but not to a number less than the number of shares of Series A Preferred then issued and outstanding, by resolution adopted by the full Board of Directors. The "Stated Value" per share of the Series A Preferred shall be equal to Twenty Dollars ($20.00).

         SECTION 2. DEFINITIONS. In addition to the definitions set forth elsewhere herein, the following terms shall have the meanings indicated:

         "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "Change of Control" means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation and its Subsidiaries; or (ii) the acquisition by any Person or group of related Persons for purposes of
Section 13(d) of the Exchange Act, of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Corporation or of any direct or indirect holding company thereof; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation cease for any reason to constitute a majority of the Board of Directors then in office; provided that any person becoming a director subsequent to the beginning of such two-year period whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the Board of Directors of the Corporation shall be, for purposes of this definition, considered as though such person were a member of such Board at the beginning of such two-year period.

         "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Junior Securities" means the Common Stock or any other series of stock issued by the Corporation ranking junior as to the Series A Preferred upon liquidation, dissolution or winding up of the Corporation.

         "Original Issue Date" means the date on which shares of the Series A Preferred are first issued.

         "Parity Security" means any class or series of stock issued by the Corporation ranking on a parity with the Series A Preferred upon liquidation, dissolution or winding up of the Corporation.

         "Person" means any individual, corporation, association, partnership, joint venture, limited liability company, trust, estate, or other entity or organization, other than the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or any subsidiary of the Corporation, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan.

         "Redemption Date" means the date fixed for any redemption of the Series A Preferred as provided in Section 6 or 7.

         "Senior Securities" means any class or series of stock issued by the Corporation ranking senior to the Series A Preferred upon liquidation, dissolution or winding up of the Corporation.

         "Warrants" means the warrants to purchase Common Stock originally issued to DLJ MB Funding III, Inc. and DLJ ESC II, LP on or about October 31, 2000, pursuant to Warrant Certificates in the form attached hereto as Exhibit A.

         "Warrant Certificates" means the Warrant Certificates representing the Warrants.

         SECTION 3. DIVIDENDS AND DISTRIBUTIONS.

         (a) The holders of shares of the Series A Preferred shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends at the times and at the rates provided in this Section 3. Subject to the provisions of Section 3(c) below, dividends shall accrue on each outstanding share of the Series A Preferred at the rate of six percent (6%) per annum of the Stated Value (the "Dividend Rate") of such share. Such dividends on shares of Series A Preferred shall be cumulative from the date such shares are issued, whether or not in any period there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable quarterly, when, as and if declared by the Board of Directors, on March 31, June 30, September 30 and December 31 in each year (each a "Dividend Payment Date"), except that if such Dividend Payment Date is not a Business Day, then such dividend shall be payable on the first Business Day immediately thereafter to the holders of the Series A Preferred Stock. Such dividends shall accrue whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as provided below, the dividends shall be payable in cash.

         (b) Dividends shall be calculated on the basis of the time elapsed from and including the date immediately following the most recent preceding Dividend Payment Date (or, if none, the date of issuance) to and including the Dividend Payment Date or the final distribution date relating to conversion or redemption or to a dissolution, liquidation or winding up of the Corporation. Dividends payable on the shares of Series A Preferred for any period that is not a full quarter shall be calculated at the Dividend Rate on the basis of a 360-day year of twelve 30-day months.

         (c) Notwithstanding anything to the contrary in Section 3(a), on any Dividend Payment Date occurring on or before the fifth anniversary of the Original Issue Date, if the Corporation does not pay all or part of the cash dividend payable on such Dividend Payment Date (or, if applicable, the first Business Day immediately thereafter), then the Corporation shall pay such unpaid portion of the dividend payable on such Dividend Payment Date to the holders of Series A Preferred Stock in shares (including fractional shares) of Series A Preferred Stock (a "Payment in Kind"). Each Payment in Kind shall be payable as of such Dividend Payment Date, except that if such Dividend Payment Date is not a Business Day, then such Payment in Kind shall be on the first Business Day immediately thereafter to the holders of the Series A Preferred Stock. The issuance of additional shares of Series A Preferred pursuant to subparagraphs
(c) and (d) of this Section 3 shall constitute full payment of any dividend paid through Payment in Kind, and such dividends shall not accumulate.

         (d) Each Payment in Kind shall be equal to that number of additional shares of Series A Preferred Stock that is equal to A divided by B where:

                  "A" = 133.33% of the aggregate dollar amount of the unpaid cash dividends payable on any such Dividend Payment Date; and

                  "B" = the Stated Value.

         Certificates representing the shares of Series A Preferred Stock issuable on payment of any Payment in Kind shall be delivered to each holder entitled to receive such Payment in Kind (in appropriate denominations) on or before the twentieth (20th) day following the Dividend Payment Date for which such Payment in Kind is elected to be paid hereunder. Shares of Series A Preferred Stock issued on payment of any Payment in Kind shall be duly authorized, validly issued and nonassessable and, upon issuance, shall have rights (including without limitation, dividend, voting and redemption rights) and a Stated Value identical to the outstanding shares of Series A Preferred Stock in respect of which they are issued.

         (e) Except as provided in Section 8, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred which are in arrears.

         (f) Dividends payable on each Dividend Payment Date shall be paid to record holders of the shares of Series A Preferred as they appear on the books of the Corporation at the close of business on the tenth Business Day immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board of Directors of the Corporation in advance of a Dividend Payment Date, provided that no such record date shall be less than ten nor more than 60 calendar days preceding such Dividend Payment Date.

         (g) So long as any shares of Series A Preferred are outstanding, the Corporation shall not issue any Senior Securities.

         (h) No dividends (other than those payable solely in the common stock of the Corporation) shall be paid on any common stock unless and until all accrued and unpaid dividends on the Series A Preferred have been paid.

         SECTION 4. LIQUIDATION PREFERENCE.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise), whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of any Junior Securities, the holders of the shares of Series A Preferred shall be entitled to receive an amount per share equal to (i) the Stated Value per share held by them plus (ii) an amount equal to the aggregate dollar amount of all accrued and unpaid dividends through the final distribution date. To the extent the available assets are insufficient to fully satisfy such amounts, then the holders of the Series A Preferred shall share ratably in such distribution in the proportion that the number of each holder's Series A Preferred Shares bears to the total number of shares of Series A Preferred outstanding. No further payment on account of any such liquidation, dissolution or winding up of the Corporation shall be paid to the holders of the shares of Series A Preferred or the holders of any Parity Securities unless there shall be paid at the same time to the holders of the shares of Series A Preferred and the holders of any Parity Securities proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series A Preferred and the holders of all such outstanding Parity Securities are respectively entitled with respect to such distribution. For purposes of this Section, neither a consolidation or merger of the Corporation with one or more partnerships, corporations or other entities nor a sale, lease, exchange or transfer of all or any substantial part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

         (b) After the payment of the full amount to the holders of Series A Preferred pursuant to the preceding subparagraph (a), and subject to the rights of holders of Junior Securities other than the Common Stock, the holders of Common Stock shall share ratably in the distribution of the remaining available assets of the Corporation, in the proportion that each holder's shares of Common Stock bears to the total number of shares of Common Stock of the Corporation outstanding.

         (c) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 15 days prior to any payment date stated therein, to the holders of record of the shares of Series A Preferred at their respective addresses as the same shall appear in the records of the Corporation.

         SECTION 5. OPTIONAL REDEMPTION BY THE CORPORATION. The outstanding shares of Series A Preferred are subject to redemption in accordance with the following provisions:

         (a) Subject to the terms hereof, the Corporation may at its option, so long as it has sufficient funds legally available therefor, elect to redeem, in whole or in part, the outstanding shares of Series A Preferred at any time after the date of issuance of such shares.

         (b) (i) The redemption price per share for Series A Preferred redeemed on any optional redemption date shall, subject to the provisions below in this Section 5(b), be an amount equal to 101% of the Stated Value of such share plus, without duplication, all accrued and unpaid dividends on such share to and including such Redemption Date (the "Optional Redemption Price"). The Optional Redemption Price shall be paid in cash from any source of funds legally available therefor.

                  (ii) In the event the holders of the Warrants exercise any or all of such Warrants for cash consideration (otherwise than pursuant to the mandatory exercise provisions in Section 5 of each Warrant Certificate), then the Optional Redemption Price for a number of shares of Series A Preferred equal to (A) the aggregate exercise price received by the Corporation pursuant to such exercise divided by (B) the Stated Value as of the exercise date, shall thereafter be deemed to be 100% of the Stated Value of such share plus, without duplication, all accrued and unpaid dividends on such share to and including such Redemption Date. If less than all of the outstanding Series A Preferred are to be redeemed pursuant to this Section 5(b) at the price specified in the preceding sentence, then the Corporation shall redeem a pro rata portion from each holder of Series A Preferred according to the respective number of shares of Series A Preferred held by such holder.

                  (iii) In the event the holders of the Warrants exercise any or all of such warrants for consideration consisting of shares of Series A Preferred, then (A) such exercise shall be deemed an optional redemption of such Series A Preferred, (B) the notice required by Section 5(c) shall not be required, (C) the exercise date shall be the Redemption Date, (C) the Optional Redemption Price per share in such event shall be 100% of the Stated Value of such share as of the Redemption Date, plus, without duplication, all accrued and unpaid dividends on such share to and including such Redemption Date and (D) the Optional Redemption Price shall be paid as set forth in Section 1 of the Warrant Certificate.

         (c) Not less than 30 nor more than 60 days prior to the date fixed for any redemption of any shares of Series A Preferred, a notice specifying the Redemption Date and place of such redemption and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record of the shares of Series A Preferred to be redeemed at their respective addresses as the same shall appear on the books of the Corporation (but no failure to mail such notice or any defect therein shall affect the validity of the proceedings for redemption except as to the holder to whom the Corporation has failed to mail such notice or except as to the holder whose notice was defective), calling upon each such holder of record to surrender to the Corporation on the Redemption Date at the place designated in such notice such holder's certificate or certificates representing the then outstanding shares of Series A Preferred held by such holder being redeemed by the Corporation. On or after the Redemption Date, each holder of shares of Series A Preferred called for redemption shall surrender such holder's certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the Optional Redemption Price. Unless there shall have occurred an Event of Noncompliance (as defined hereinafter) that is continuing, from and after the Redemption Date, dividends on the Series A Preferred called for redemption shall cease to accumulate and all rights of the holders of Series A Preferred designated for redemption (except the right to receive the Optional Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing such unredeemed shares.

         SECTION 6. MANDATORY REDEMPTION.

         (a) As soon as possible following the tenth anniversary of the Original Issue Date the Corporation shall redeem each outstanding Series A Preferred share for cash for an amount per share equal to the Stated Value of such share plus, without duplication, all accrued and unpaid dividends on such share to and including such Redemption Date (the "Redemption Price").

         (b) In the event that (i) the Corporation gives a "Company Notice" (as defined in the Warrant Certificates) and (ii) the Warrants are thereafter exercised pursuant to the mandatory exercise provisions in Section 5 of each Warrant Certificate for cash consideration, then the Corporation shall redeem, for cash for an amount per share equal to the Redemption Price, a number of shares of Series A Preferred equal to (A) the aggregate exercise price received by the Corporation pursuant to such mandatory exercise divided by (B) the Redemption Price as of the Redemption Date, rounded down to the nearest whole share of Series A Preferred. Such redemption shall occur not more than ninety days after the date on which such Warrants are exercised. If less than all of the outstanding Series A Preferred are to be redeemed pursuant to this Section 6(b), then the Corporation shall redeem a pro rata portion from each holder of Series A Preferred according to the respective number of shares of Series A Preferred held by such holder.

         (c) Not less than ten nor more than sixty days prior to the Redemption Date fixed for any redemption of any shares of Series A Preferred under Section 6(a), a notice specifying the mandatory Redemption Date and place of such redemption and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record of the shares of Series A Preferred at their respective addresses as the same shall appear on the books of the Corporation, calling upon each such holder of record to surrender to the Corporation on the mandatory Redemption Date at the place designated in such notice the holder's certificate or certificates representing the number of shares of Series A Preferred owned by such holder and being redeemed on such mandatory Redemption Date. On or after the mandatory Redemption Date, each holder of shares of Series A Preferred shall surrender his certificate or certificates for such shares to the Corporation at the place and amount designated in the redemption notice and shall thereupon be entitled to receive payment of the aggregate Redemption Price for such shares. Unless there shall have occurred an Event of Noncompliance that is continuing, from and after the mandatory Redemption Date, dividends on the Series A Preferred called for redemption shall cease to accumulate and all rights of the shares of Series A Preferred being redeemed (except the right to receive the Redemption Price without interest upon surrender of the related certificate or certificates) shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing such unredeemed shares.

         (d) In connection with a redemption under this Section 6, if the Corporation has insufficient funds (whether by legal or contractual prohibition or otherwise) to initially redeem all shares required to be redeemed thereunder, then the Corporation shall from time to time whenever possible use the maximum amount of funds available (until all shares of Series A Preferred are redeemed), and in each partial redemption the number of shares redeemed and the redemption price therefor shall be allocated according to the relative number of Series A Preferred shares owned by each holder as compared to the total number of shares of Series A Preferred outstanding at such time.

         SECTION 7. CHANGE OF CONTROL.

         (a) Within 20 days of the occurrence of a Change of Control, the Corporation shall make an offer to purchase (the "Change of Control Offer") the outstanding Series A Preferred shares at an amount per share equal to (x) 101% of the Stated Value of such shares plus, without duplication, (y) all accrued and unpaid dividends on such shares to and including the Change of Control Payment Date (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 7.

         (b) Within 20 days of the occurrence of a Change of Control, the Corporation also shall send by first-class mail, postage prepaid, to each holder of Series A Preferred, at the address appearing on the stock books of the Corporation, a notice stating:

                  (i) that the Change of Control Offer is being made pursuant to this Section 7 and that all Series A Preferred tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

                  (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

                  (iii) that any Series A Preferred not tendered will continue to accumulate dividends;

                  (iv) that, unless the Corporation defaults in the payment of the Change of Control Purchase Price, any Series A Preferred accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

                  (v) that holders accepting the offer to have their Series A Preferred purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing Series A Preferred to the Corporation at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (vi) that holders will be entitled to withdraw their acceptance if the Corporation receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series A Preferred delivered for purchase, and a statement that such holder is withdrawing his election to have such Series A Preferred purchased;

                  (vii) that holders whose Series A Preferred is being purchased only in part will be issued new certificates representing the number of shares of Series A Preferred equal to the unpurchased portion of the certificates surrendered; and

                  (viii) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

         (c) In the event that a Change of Control occurs and the holders of Series A Preferred exercise their right to require the Corporation to purchase Series A Preferred, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Corporation will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase and, in the event of a conflict between the requirements of the Exchange Act and this Certificate of Designation, the provisions of the Exchange Act shall govern.

         (d) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Series A Preferred validly tendered pursuant to the Change of Control Offer, (B) promptly mail to the holders of shares so accepted the Change of Control Purchase Price therefor and (C) cancel and retire each surrendered Certificate and execute a new Series A Preferred certificate equal to any unpurchased shares represented by a certificate surrendered. Unless the Corporation defaults in the payment for the shares of Series A Preferred tendered pursuant to the Change of Control Offer, dividends shall cease to accrue with respect to the shares of Series A Preferred tendered and all rights of holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

         (e) The Corporation will not be required to make a Change of Control Offer upon a Change of Control if a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of this
Section 7 and purchases all Series A Preferred validly tendered and not withdrawn under such Change of Control Offer.

         (f) Prior to the mailing of the notice referred to in Section 7(b), but in any event within 20 days following the date on which a Change of Control occurs, the Corporation covenants that, if the purchase of the Series A Preferred would violate or constitute a default or be prohibited under any instrument governing indebtedness outstanding at the time, then the Corporation will, to the extent needed to permit such purchase of Series A Preferred, either
(i) repay in full all such indebtedness or (ii) obtain the requisite consents under such instruments to permit the redemption of the Series A Preferred as provided above. The Corporation will first comply with the covenant in the preceding sentence before it will be required to redeem Series A Preferred pursuant to the provisions described above.

         SECTION 8. EVENTS OF NONCOMPLIANCE.

         (a) Notwithstanding any provision to the contrary contained herein, an "Event of Noncompliance" shall have occurred if the Corporation:

                  (i) fails to pay on or before twenty days after any Dividend Payment Date the full amount of dividends then accrued on the Preferred Stock, whether or not such payments are legally permissible; or

                  (ii) the Corporation fails to pay the deemed Optional Redemption Price that is payable pursuant to Section 5(b)(iii) or the Redemption Price payable pursuant to Section 6 on the date that the certificates for the shares of Series A Preferred are properly presented to the Corporation for redemption, whether or not such payment is legally permissible; or

                  (iii) the Corporation fails to pay the Optional Redemption Price payable pursuant to Sections 5(b)(i) and (ii) on the date that the certificates for the shares of Series A Preferred are properly presented to the Corporation for redemption, whether or not such payment is legally permissible.

         (b) Immediately upon an Event of Noncompliance pursuant to Section 8(a)(i), the Dividend Rate then in effect shall be increased to an amount equal to the Dividend Rate then in effect plus 2.0%, until such time as the dividends accrued but not paid on the applicable Dividend Payment Date are paid in full.

         (c) Immediately upon an Event of Noncompliance pursuant to Section 8(a)(ii), the Dividend Rate then in effect shall be increased to an amount equal to the Dividend Rate then in effect plus 1.0% and, until such time as the Option Redemption Price, or the Redemption Price, as applicable, is paid in full, such Dividend Rate then in effect shall be further increased by 100 basis points on every 90th day after the date any prior adjustment is made pursuant to this
Section 8(c).

         SECTION 9. REACQUIRED SHARES. Any shares of Series A Preferred repurchased, redeemed, converted or otherwise acquired by the Corporation shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series.

         SECTION 10. VOTING RIGHTS.

         (a) Except as otherwise required by law and as specified in this Section, the holders of shares of Series A Preferred shall not have any right or power to vote on or consent with respect to any matter or in any proceeding or to be represented at any meeting of stockholders of the Corporation. In any action taken as a class, each holder of shares of Series A Preferred shall be entitled to one vote for each share held.

         (b) So long as any shares of Series A Preferred remain outstanding, the affirmative vote or consent of the holders of 75% of the shares of Series A Preferred outstanding at the time, voting as a class, given in person or by proxy, either in writing or at a meeting, shall be necessary to permit, effect or validate (i) the issuance of any shares of Series A Preferred Stock, other than as a Payment in Kind of dividends payable thereon (ii) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of Parity Security, other than any Payment or Kind or any increase in the number of authorized shares of Series A Preferred in connection therewith, or (iii) the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended, of the Corporation which would adversely affect any right, preference, privilege or voting power of shares of Series A Preferred or of the holders thereof. The increase in the amount of authorized Preferred Stock of the Corporation or the creation and issuance, or increase in amount of authorized shares of other series of Parity Security or Junior Security shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting power.

         SECTION 11. CERTAIN TAXES. So long as any shares of Series A Preferred are outstanding the Corporation shall pay all taxes and other governmental charges (other than any income, franchise or similar taxes) that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of Series A Preferred as provided herein. The Corporation shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the shares of the Series A Preferred surrendered in connection with the conversion thereof, and in such case the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Corporation's satisfaction that no tax or other charge is due.

         SECTION 12. RANKING. For purposes of the distribution of assets upon liquidation, dissolution or winding up of the Corporation, (i) the Junior Securities shall rank junior to the Series A Preferred and (ii) the Parity Securities shall rank on a parity with the Series A Preferred.

         SECTION 13. RECORD HOLDERS. The Corporation may deem and treat the record holder of any shares of Series A Preferred as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

         SECTION 14. NOTICE. Except as may otherwise be provided by law or provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notices sent by Registered Mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: If to the Corporation, to its principal executive offices or to any agent of the Corporation designated as permitted hereby; or if to a holder of the Series A Preferred, to such holder at the address of such holder of the Series A Preferred as listed in the stock record books of the Corporation, or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

         SECTION 15. SUCCESSORS AND TRANSFEREES. The provisions applicable to shares of Series A Preferred shall bind and inure to the benefit of and be enforceable by the Corporation, the respective successors to the Corporation, and by any record holder of shares of Series A Preferred.

                  RESOLVED FURTHER, that the appropriate officers of the Corporation be, and they are hereby, authorized and directed from time to time to execute such certificates, instruments or other documents and do all such things as may be necessary or advisable in their discretion in order to carry out the terms hereof, including the filing with the Secretary of State for the State of Delaware of a copy of the foregoing resolution executed by an officer of the Corporation.

Dated: October 31, 2000
                                           BRIGHAM EXPLORATION COMPANY



                                           By: /s/ David Brigham
                                              ---------------------------------
                                              Name: David T. Brigham
                                                   ----------------------------
                                              Title: Vice President
                                                    ---------------------------

                                    EXHIBIT A




THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN THIS WARRANT CERTIFICATE AND IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF ____________, 2000, BETWEEN BRIGHAM EXPLORATION COMPANY AND THE INITIAL HOLDER OF SECURITIES NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF BRIGHAM EXPLORATION COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY.


                               WARRANT CERTIFICATE


NUMBER OF WARRANTS:                                       WARRANT NO.
                    --------------                                    ----------

         This Warrant certificate ("Warrant Certificate") certifies that, for value received, ______________________ is the registered holder of the number of warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof, at any time or from time to time during the Exercise Period, to purchase from the Company one fully paid and nonassessable share of Common Stock at the Exercise Price, subject to adjustment as provided herein. Initially capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

                  "Common Stock" means the common stock, $.01 par value per share, of the Company and such other class of securities as shall then represent the common equity of the Company.

                  "Company" means Brigham Exploration Company, a Delaware corporation.

                  "Exercise Period" means the period of time between the Closing Date, as defined in the Securities Purchase Agreement and 5:00 p.m. (New York City time) on the Expiration Date.

                  "Exercise Price," subject in all circumstances to adjustment in accordance with Section 2, means $3.00 per share.

                  "Expiration Date" means the tenth anniversary of the Closing Date.

                  "Issuance Date" means ______________, 2000.

                  "Person" means any individual, corporation, company, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

                  "Preferred Stock" means shares of the Series A Preferred Stock, par value $0.01 per share, of the Company.

                  "Preferred Value" per share of Preferred Stock means the Stated Value of such Share, plus, without duplication, all accrued and unpaid dividends on such share to and including the applicable date of Warrant exercise.

                  "Price" means the average of the "high" and "low" prices as reported in The Wall Street Journal's listing for such day (corrected for obvious typographical errors) or if such shares are not reported in such listing, the average of the reported sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average of the closing bid and asked prices reported by the National Quotations Bureau Incorporated. The "Average" Price per share for any period shall be determined by dividing the sum of the Prices determined for the individual trading days in such period by the number of trading days in such period.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of ___________, 2000, between the Company, DLJ MB Funding III, Inc. and DLJ ESC II, LP.

                  "Stated Value" means the stated value per share of Preferred Stock, which is $20.00 per share.

         Section 1. EXERCISE OF WARRANTS. (a) The Warrants may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by (i) presentation and surrender to the Company at its address set forth in
Section 10 of this Warrant Certificate with the Election To Exercise, attached hereto as Exhibit A, duly completed and executed, and (ii) payment of the Exercise Price, for the number of Warrants being exercised by either: (1) bank draft or cashiers check, or (2) provided that the Company receives at least 5 days prior notice and subject to Section 1(d), delivery to the Company of certificate(s) representing a number of shares of Preferred Stock having an aggregate Preferred Value equal to the aggregate Exercise Price for the number of Warrants being exercised. If the aggregate Preferred Value of the Preferred Stock delivered in payment of the aggregate Exercise Price exceeds (because of fractional shares) the aggregate Exercise Price for the number of Warrants being exercised; then (subject to Section 1(d)) the Company will promptly pay to the holder of the Warrants in cash such excess amount; provided that such excess amount shall in no event be more than the Preferred Value of one share of Preferred Stock. If the holder of this Warrant Certificate at any time exercises less than all the Warrants, the Company shall issue to such a holder a warrant certificate identical in form to this Warrant Certificate, but evidencing a number of Warrants equal to the number of Warrants originally represented by this Warrant Certificate less the number of Warrants previously exercised. Likewise, upon the presentation and surrender of this Warrant

Certificate to the Company at its address set forth in Section 10 and at the request of the holder, the Company will, without expense, at the option of the holder, issue to the holder in substitution for this Warrant Certificate one or more warrant certificates in identical form and for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                  (b) To the extent that the Warrants have not been exercised at or prior to the Expiration Date, such Warrants shall expire and the rights of the holder shall become void and of no effect.

                  (c) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the holder or such transferee as may be directed in writing by the holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share.

                  (d) In connection with payment of the Exercise Price with shares of Preferred Stock, the Company may require that at the time of such exercise it receive representations and warranties from the applicable holder of the Warrants regarding such holder's title to the Preferred Stock and the lack of encumbrances thereon. If the Company is unable to consummate an exercise of Warrants through payment of the Exercise Price with shares of Preferred Stock because of any limitations contained or construed in the Delaware General Corporation Law, the Company shall use its best efforts to take all such action as may be necessary to place the Company in a position to do so. In the event the Company, after the taking of any action by it as contemplated above, is unable to consummate such exercise, the Company shall accept such number of shares of Preferred Stock in payment as it shall then be authorized to do so under the Delaware General Corporation Law.

                  (e) The Company shall not be required to issue a fractional share of Common Stock upon the exercise of Warrants. As to any fraction of a share which the Warrant holder would otherwise be entitled to purchase upon such exercise, the Company may pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Price per share of Common Stock on the date of exercise.

         Section 2. ANTIDILUTION ADJUSTMENTS. The shares of Common Stock purchasable on exercise of the Warrants are shares of Common Stock as constituted as of the Issuance Date. The number and kind of securities purchasable upon the exercise of the Warrants, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) Mergers, Consolidations and Reclassifications. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants at any time after the Issuance Date (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which Section 2(b) applies), or in case of any consolidation or merger of the Company with or into any entity or other person (other than a merger with another entity or other person in which the Company is the surviving corporation and which does not result in any reclassification or change in the securities issuable upon exercise of this Warrant Certificate), the holder of the Warrants shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have the right to obtain, upon the exercise of the Warrants, in lieu of each share of Common Stock, other securities, money or other property theretofore issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of the shares of Common Stock, other securities, money or other property issuable upon exercise of a Warrant if the Warrants had been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 2(a). The provisions of this Section 2(a) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

                  (b) Subdivisions and Combinations. If the Company, at any time after the Issuance Date, shall subdivide its shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately increased, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for such purpose, as at such record date, whichever is earlier. If the Company, at any time after the Issuance Date, shall combine its shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately reduced, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

                  (c) Dividends and Distributions. If the Company at any time after the Issuance Date shall declare a dividend on its Common Stock payable in stock or other securities of the Company to the holders of its Common Stock, the holder of this Warrant Certificate shall, without additional cost, be entitled to receive upon any exercise of a Warrant, in addition to the Common Stock to which such holder would otherwise be entitled upon such exercise, the number of shares of stock or other securities which such holder would have been entitled to receive if he had been a holder immediately prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) of the number of shares of Common Stock purchasable on exercise of such Warrant immediately prior to such record date or payment date, as the case may be.

                  (d) Certain Issuances of Securities. Subject to Section 2(f), if the Company at any time after the Issuance Date shall issue any additional shares of Common Stock (otherwise than as provided in subsections (a) through (c) of this Section 2) at a price per share less than the Average Price per share of Common Stock for the 20 trading days immediately preceding the date of the authorization of such issuance (the "Market Price") by the Board of Directors or its compensation committee (as applicable), then the Exercise Price upon each such issuance shall be adjusted to that price determined by multiplying the Exercise Price by a fraction:

                  i. the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and (2) the consideration, if any, received by the Company upon the issuance of such additional shares of Common Stock, and

                  ii. the denominator of which shall be the Market Price multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

No adjustments of the Exercise Price shall be made under this Section 2(d) upon the issuance of any additional shares of Common Stock that (v) are issued pursuant to any grant or award made prior to the Issuance Date under any thrift plan, stock purchase plan, stock bonus plan, stock option plan, employee stock ownership plan, incentive or profit sharing arrangement or other benefit or compensation plan for the benefit of the Company's officers, directors and/or employees ("Employee Benefit Plans") that has been approved by the Board of Directors of the Company or its compensation committee and that otherwise would cause an adjustment under this Section 2(d); (w) are issued pursuant to any grant or award made on or after the Issuance Date under any Employee Benefit Plan if the "Market Price" of any such issuance is not less than the greater of the Market Price as determined above and the "Fair Market Value", as defined under the applicable Employee Benefit Plan, on the date of Board or compensation committee authorization); (x) are issued pursuant to any Common Stock Equivalent (as hereinafter defined) (i) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to
Section 2(e), (ii) if no adjustment was required pursuant to Section 2(e), or
(iii) if such Common Stock Equivalent was issued prior to this Warrant Certificate; (y) are issued pursuant to a public offering by the Company; or (z) results in an adjustment pursuant to Section 2(f).

                  (e)      Common Stock Equivalents.

                  i. Subject to Section 2(f), if the Company shall, after the Issuance Date, issue any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans (together with Convertible Securities, "Common Stock Equivalent"), then the Exercise Price upon each such issuance shall be adjusted as provided in Section 2(d) on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the date of issuance of such Common Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent.

                  ii. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 2(e) unless the consideration received and receivable by the Company per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Market Price. No adjustment of the Exercise Price shall be made under this Section 2(e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Exercise Price then in effect upon the issuance of such warrants or other rights pursuant to this Section 2(e). No adjustment shall be made under this Section 2(e) if an adjustment is to be made under Section 2(f). No adjustment shall be made as a result of adjustment in the exercise or conversion price of Common Stock Equivalents, if those adjustments occur by the terms of such Common Stock Equivalents.

                  (f) Special Adjustments of Exercise Price. Notwithstanding anything to the contrary in Section 2(d) or Section 2(e), this Section 2(f) shall govern adjustments to the Exercise Price for the transactions described in this Section 2(f).

                  i. If the Company at any time after the Issuance Date and prior to the second anniversary of the Issuance Date shall issue any additional shares of Common Stock (otherwise than as provided in subsections (a) through (c) of Section 2; pursuant to any Employee Benefit Plan; pursuant to any Common Stock Equivalent outstanding as of the Issuance Date) or upon the issuance of any such Common Stock, any adjustments shall previously have been made pursuant to Section 2(e) or
         Section 2(f)(ii); and the New Stock Issue Price (defined below) of such additional shares is less than the Exercise Price then in effect, then the Exercise Price upon each such issuance shall be adjusted to the New Stock Issue Price of such additional shares. The "New Stock Issuance Price" shall be determined by dividing the total amount of consideration received by the Company for such issue or sale by the number of shares of Common Stock issued or sold.

                  ii. If the Company at any time after the Issuance Date and prior to the second anniversary of the Issuance Date, issues any Common Stock Equivalent (which by definition excludes Employee Benefit Plan securities) (otherwise than as provided in subsections (a) through (c) of Section 2; or pursuant to any Common Stock Equivalent outstanding as of the Issuance Date) and the New CSE Exercise Price (defined below) of such Common Stock Equivalents is less than the Exercise Price then in effect, then the Exercise Price upon each such issuance shall be adjusted to the New CSE Exercise Price of such Common Stock Equivalents. The "New CSE Exercise Price" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalents, plus, in the case of any such Common Stock Equivalents which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents.

         (g) Miscellaneous. The following provisions shall be applicable to the making of adjustments in the Exercise Price hereinbefore provided in this
Section 2:

                  i. The consideration received by the Company shall be deemed to be the following: (I) to the extent that any additional shares of Common Stock or any Common Stock Equivalent shall be issued for cash consideration, the consideration received by the Company therefor, or, if such additional shares of Common Stock or Common Stock Equivalent are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Common Stock Equivalent are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of , or otherwise in connection with, the issue thereof; (II) to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors, as evidenced by a certified resolution of the Board of Directors delivered to the holder of this Warrant Certificate setting forth such determination. The consideration for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalent shall be the consideration received by the Company for issuing such Common Stock Equivalent, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalent. In case of the issuance at any time of any additional shares of Common Stock or Common Stock Equivalent in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Common Stock Equivalent (which shall not be deemed to be a dividend payable in, or other distribution of, Common Stock under Section 2(c) above) consideration equal to the amount of such dividend so paid or satisfied. In the event additional shares of Common Stock or Common Stock Equivalents are issued together with other shares or securities or other assets of the Company or its subsidiaries for consideration which covers both, the consideration for such shares of Common Stock and Common Stock Equivalents shall be computed based on the respective portions of such consideration so received, computed as provided in this Section 2(g)i., as determined and allocated in good faith by the Board of Directors of the Company.

                  ii. Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Exercise Price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding because they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of Section 2(d) after the issuance of such Common Stock Equivalent) had the adjustment of the Exercise Price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock Equivalent and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in this Section 2(f)(i)) shall be deemed to have been received by the Company.

                  iii. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or its wholly owned subsidiaries.

                  iv. Upon each adjustment of the Exercise Price as a result of the calculations made in Section 2(d), (e) and (f) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to such adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  v. For the purpose of this Section 2, the term "shares of Common Stock" shall mean shares of (i) the class of stock designated as the Common Stock at the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, because of an adjustment pursuant to Section 2(a), the Warrants shall entitle the holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 2.

                  (h) Calculation of Exercise Price. The Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

         Section 3. NOTICE OF ADJUSTMENTS. Whenever the Exercise Price or the number of shares of Common Stock is required to be adjusted as provided in
Section 2, the Company shall forthwith compute the adjusted Exercise Price or the number of shares of Common Stock issuable and shall prepare and mail to the holder hereof a certificate setting forth such adjusted Exercise Price or such number of shares of Common Stock, showing in reasonable detail the facts upon which the adjustment is based.

         Section 4. VOLUNTARY REDUCTION. (a) The Company may at its option, but shall not be obligated to, at any time during the term of the Warrants, reduce the then current Exercise Price by any amount selected by the Board of Directors; provided that if the Company elects so to reduce the then current Exercise Price, such reduction shall be irrevocable during its effective period and remain in effect for a minimum of 30 days following the date of such election, after which time the Company may, at its option, reinstate the Exercise Price in effect prior to such reduction. Whenever the Exercise Price is reduced, the Company shall mail to the holder a notice of the reduction at least 30 days before the date the reduced Exercise Price takes effect, stating the reduced Exercise Price and the period for which such reduced Exercise Price will be in effect.

                  (b) The Company may make such decreases in the Exercise Price, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a certified resolution of the Board of Directors delivered to the holders, to be advisable to avoid or diminish any income tax to the holder resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

         Section 5. MANDATORY EXERCISE.

                  (a) If (i) the Price of the Common Stock is greater than $5.00 per share (as adjusted to reflect any stock split, combination, reclassification, recapitalization, exchange, stock dividend or other distribution payable in Common Stock with respect to shares of Common Stock) for sixty (60) consecutive trading days in the principal market in which the Common Stock is traded and (ii) the Company gives written notice (the "Company Notice") to the holder hereof of the satisfaction of the condition in clause (i), then within fifteen (15) days after the effective date of the Company Notice, the holder hereof shall exercise all of the Warrants. If required by this Section 5, the holder hereof agrees to exercise the Warrants, and to purchase shares of Common Stock pursuant to the terms of this Warrant Certificate. If the holder has not fulfilled its obligations to exercise the Warrants pursuant to this
Section 5 within fifteen (15) days after the holder's receipt of the Company Notice, then (without limiting the Company's available remedies) (A) the obligations of holder under this Section 5 shall continue but the purchase rights otherwise represented by this Warrant Certificate shall terminate, (B) the Company may thereafter refuse, in its sole discretion, to allow holder to exercise the Warrants (including pursuant to this Section 5), (C) all obligations of the

Company under Sections 3, 6, 7 and 8 shall terminate, (D) no further adjustments to the Exercise Price shall be made unless the Company in its sole discretion consents in writing. Each Warrant holder's obligations under this Section 5(a) shall be subject to the expiration or termination of all waiting periods (and any extensions thereof) applicable to exercise of such holder's Warrants under the HSR Act (as defined below); provided that such holder shall have certified in writing to the Company that a filing under the HSR Act is required and provided further that such holder shall use its best efforts to cause the expiration or termination of such waiting period to occur as promptly as practicable.

                  (b) Holder represents and warrants to the Company that holder has full corporate power and authority to execute, deliver, and perform this Warrant Certificate and to consummate the transactions contemplated hereby. The execution, delivery, and performance by holder of this Warrant Certificate have been duly authorized by all necessary corporate action of holder. This Warrant Certificate has been duly executed and delivered by holder and constitutes a valid and legally binding obligation of holder, enforceable against holder in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) The right to require exercise of the Warrants is hereby declared by the parties hereto to be a unique right, the loss of which is not readily susceptible to monetary quantification. Consequently, the parties hereto agree that an action for specific performance of the exercise and purchase obligations created by this Section 5 is an available remedy for the breach of the provisions of this Section 5. If the Company is forced to institute legal proceedings to enforce its rights in accordance with the provisions of this
Section 5, it shall be entitled to recover its reasonable attorneys' fees and court costs incurred in enforcing such rights.

                  (d) Holder is executing this Warrant Certificate in order to make and agree to the covenants, representations and warranties of holder contained in this Section 5, which shall be binding upon the holder's successors and assigns.

Section 6. NOTICES TO WARRANT HOLDERS. In the event:

                  (a) the Company shall authorize any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any reclassification or change of the Common Stock or other securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants); or

                  (b) the Company shall declare any dividend (or any other distribution) on the Common Stock or any other class of its capital stock, other than dividends on the Shares, as defined in the Securities Purchase Agreement; or

                  (c) the Company shall authorize the granting to the holders of Common Stock or any other class of its capital stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other securities convertible into or exchangeable for shares of stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be sent to the holder hereof, at least 30 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (x) the date for the determination of the holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such dividends or other distribution, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants), or (z) the date on which any of the events specified in subsections (a)-(d) is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) shall be entitled to exchange such shares for securities or other property, if any, deliverable upon any such event. Failure to give such notice or any defect therein shall not affect the legality or validity of any such event, or the vote upon any such action.

         Section 7. REPORTS TO WARRANT HOLDERS. The Company will cause to be delivered, by first-class mail, postage prepaid, to holder at such holder's address appearing hereon, or such other address as the holder shall specify, a copy of any reports delivered by the Company to the holders of Common Stock.

         Section 8. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

                  (a) Until the Expiration Date, the Company shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Common Stock (and other securities), for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock (and other securities) upon the exercise of the Warrants, the number of shares of Common Stock (and other securities) issuable upon the exercise of such Warrants.

                  (b) The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of new warrant certificates on transfer of the Warrants.

                  (c) All Common Stock (and other securities) which may be issued upon exercise of the Warrants shall upon issuance be validly issued, fully paid, non-assessable and free from all preemptive rights and all taxes, liens and charges with respect to the issuance thereof, and will not be subject to any restrictions on voting or transfer thereof except as set forth in the Securities Purchase Agreement, any stockholders agreement and except for restrictions arising under state or federal securities laws.

                  (d) All original issue taxes payable in respect of the issuance of shares of Common Stock to the registered holder hereof upon the exercise of the Warrants shall be borne by the Company; provided, that the Company shall not be required to pay any tax or charge imposed in connection with any transfer involved in the issuance of any certificates representing shares of Common Stock (and other securities) in any name other than that of the registered holder hereof, and in such case the Company shall not be required to issue or deliver any certificate representing shares of Common Stock (and other securities) until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is due.

                  (e) As soon as practicable after the receipt from the holder of this Warrant Certificate of notice of the intent to exercise of a number of warrants sufficient to require a filing under the Hart-Scott- Rodino Antitrust Improvements Act of 1976 and the rules, regulations and formal interpretations thereunder, as amended from time to time (the "HSR Act") (and after the receipt, if applicable, of the notice referred to in Rule 803.5 of the HSR Act), but in any event no later than the 15th business day after receipt of such notice(s), the Company will (i) if required by the HSR Act, prepare and file with Antitrust Division of the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") the Notification and Report Form (accompanied by all documentary attachments contemplated thereby) required by the HSR Act, (ii) upon request of the holder, request early termination of the waiting period imposed by the HSR Act, and (iii) coordinate and cooperate with the holder in responding to formal and informal requests for additional information and documentary material from the DOJ and the FTC in connection with such filing. Notwithstanding the foregoing, if the holder is required to file with the DOJ and FTC the Notification and Report Form solely as a result of its holding and/or purchasing shares of Common Stock issued pursuant to this Warrant (with no regard to any other securities held by such holder or its affiliates) and the holder certifies such fact to the Company in writing, the Company agrees to promptly reimburse the holder for all fees and expenses for the preparation and filing of such form, including all legal expenses and filing fees.

                  (f) The Company will not change the par value of the Common Stock from par value $0.01 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event described in Section 2 that would, but for this provision, reduce the Exercise Price below the par value of the Common Stock.

         Section 9. NO RIGHTS AS STOCKHOLDER. The holder of the Warrants shall not, by virtue of holding such Warrants, be entitled to any rights of a stockholder of the Company either at law or in equity, and the rights of the holder of the Warrants are limited to those expressed herein.

         Section 10. NOTICES. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) sent by prepaid overnight courier service, or
(iii) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                  if to the holder:

                           Donaldson Lufkin & Jenrette
                           277 Park Avenue
                           New York, New York 10172
                           Attention: Michael Isikow
                           Telefax: 212-892-2689
                  with a copy to:

                           Gardere Wynne Sewell, LLP
                           1000 Louisiana, Suite 3400
                           Houston, Texas 77002
                           Attention: N.L. Stevens III
                           Telefax: 713-276-5807

                  and, if to the Company:

                                    Brigham Exploration Company
                                    6300 Bridge Point Parkway
                                    Building 2, Suite 500
                                    Austin, Texas  78730
                                    Attention: Chief Financial Officer
                                    Telecopier: (512) 472-3400

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, when the answer back is received.

         Section 11. GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

         Section 12. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a substitute Warrant Certificate of the same tenor and evidencing a like number of Warrants.

         Section 13. TRANSFER. Subject to Section 14 and the Securities Purchase Agreement, transfer of Warrants, in whole or in part, shall be registered on the books of the Company to be maintained for such purposes, upon surrender of the Warrant Certificate representing such Warrants at the principal office of the Company referred to in Section 10, together with a written assignment substantially in the form of Exhibit B to this Warrant Certificate and a written agreement, in form reasonably satisfactory to the Company, setting forth the new Warrant holder's agreement to be bound by all of the terms of this Warrant Certificate (including without limitation Section 14) and Section 5.5 of the Securities Purchase Agreement, each duly executed by the holder, and funds sufficient to pay any transfer taxes payable by such holder upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate or Warrant Certificates evidencing the portion of the old Warrant Certificate not so assigned, and the old Warrant Certificate shall promptly be canceled.

         Section 14. RESTRICTIONS ON TRANSFERABILITY. The Warrant Certificate represents Warrants referred to in the Securities Purchase Agreement. Said Securities Purchase Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of certain limitations of rights, obligations, duties and immunities thereunder of the Company and the holders, and in the event of any conflict between the terms of this Warrant Certificate and the provisions of the Securities Purchase Agreement, the provisions of the Securities Purchase Agreement shall control.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed as of _______________, by the undersigned, thereunto duly authorized.



                                     BRIGHAM EXPLORATION COMPANY



                                     By:
                                        ---------------------------------------
                                          Karen E. Lynch
                                          Vice President


                                     [DLJ MB FUNDING III, INC. / DLJ ESC II, LP]



                                     By:
                                        ---------------------------------------

                                    EXHIBIT A

                              ELECTION TO EXERCISE

         [To be executed on exercise of the Warrant evidenced by this Warrant Certificate pursuant to Section 1(a)]


         TO:    Brigham Exploration Company

                  The undersigned, the holder of the Warrants evidenced by the attached Warrant Certificate, hereby irrevocably elects to exercise _________________ of such Warrants, and herewith makes payment of_____________________ representing the aggregate Exercise Price thereof, and requests that the certificate representing the securities issuable hereunder be issued in the name of ___________________________ and delivered to __________________, whose address is
_________________________________________________.

                  The Exercise Price is being paid by bank draft or cashier's check.

         Dated:
               ----------------


                            Name of Registered Holder:
                                                      ------------------
                            Signature:
                                      ----------------------------------
                            Title:
                                  --------------------------------------
                            Address:
                                    ------------------------------------


         Notice: The above signature(s) must correspond with the name as written on the face of the Warrant Certificate in every detail, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of the attached Warrant Certificate hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant Certificate, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee:
                             --------------------------------------------



No. of Shares of
Common Stock ______

and does hereby irrevocably constitute and appoint ____________________________ attorney-in-fact to register such transfer on the books of Brigham Exploration Company maintained for that purpose, with full power of substitution in the premises.

Dated:
      ----------------------------------

Name:
     -----------------------------------

Signature:
          ------------------------------

Witness:
        --------------------------------

The assignee named above hereby agrees to purchase and take the attached Warrant Certificate pursuant to and in accordance with the terms and conditions of the Warrant Certificate and Section 5.5 of the Securities Purchase Agreement, dated as of ______________, 2000, between Brigham Exploration Company and the initial holder named therein and agrees to be bound thereby.

Dated:
      ----------------------------------

Name:
     -----------------------------------

Signature:
          ------------------------------

                                                                    EXHIBIT C TO
                                                   SECURITIES PURCHASE AGREEMENT


                            CERTIFICATE OF AMENDMENT
                                       of
                           CERTIFICATE OF DESIGNATIONS

                                       of

                            SERIES A PREFERRED STOCK
                           (Par Value $.01 Per Share)
                                       of
                           BRIGHAM EXPLORATION COMPANY

                                   ----------

                             Pursuant to Section 151
             of the General Corporation Law of the State of Delaware

                                   ----------

         Brigham Exploration Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

         FIRST: That the Board of Directors of the Corporation, by a unanimous written consent in lieu of special meeting dated March 1, 2001, duly adopted resolutions approving and adopting the amendments set forth below to the Certificate of Designations of Series A Preferred Stock of the Corporation (the "Certificate of Designations"), and that such amendments have been approved and adopted by all existing holders of the Series A Preferred Stock of the Corporation.

         SECOND: That the amendments set forth below have been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: That the Certificate of Designations is hereby amended as follows:

         A. Section 1 of the Certificate of Designations is hereby replaced in its entirety with the following:

                  "SECTION 1. DESIGNATION AND NUMBER OF SHARES OF SERIES A PREFERRED STOCK. There is hereby authorized and established a series of Preferred Stock that shall be designated as "Series A Preferred Stock" (hereinafter referred to as "Series A Preferred"), and the number of shares constituting such series shall be 2,250,000. Such number of shares may be increased or decreased, but not to a number less than the number of shares of Series A Preferred then issued and outstanding, by resolution adopted by the full Board of Directors. The "Stated Value" per share of the Series A Preferred shall be equal to Twenty Dollars ($20.00)."

         B. The definition of "Warrants" contained in Section 2 of the Certificate of Designations is hereby replaced in its entirety with the following:

                  "Warrants" means (i) the warrants to purchase Common Stock originally issued to DLJ MB Funding III, Inc. and DLJ ESC II, LP on November 1, 2000, pursuant to warrant certificates in the form attached hereto as Exhibit A and/or (ii) the warrants to purchase Common Stock originally issued to DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III, C.V., DLJ MB Funding III, Inc. and DLJ ESC II, LP on or about March 5, 2001, pursuant to warrant certificates in the form attached hereto as Exhibit B."

         C. An Exhibit B to the Certificate of Designations is hereby added thereto, in the form attached hereto as Exhibit B.


         IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed on behalf of the Corporation by its authorized officer, this ___ day of March, 2001.

                                     BRIGHAM EXPLORATION COMPANY


                                     By:
                                        ------------------------
                                     Name:  Karen E. Lynch
                                          ----------------------
                                     Title: Vice President
                                           ---------------------

                                    EXHIBIT B


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN THIS WARRANT CERTIFICATE AND IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF MARCH 5, 2001, BETWEEN BRIGHAM EXPLORATION COMPANY AND THE INITIAL HOLDER OF SECURITIES NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF BRIGHAM EXPLORATION COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY.


                               WARRANT CERTIFICATE


NUMBER OF WARRANTS: ______________                        WARRANT NO. __________

                  This Warrant certificate ("Warrant Certificate") certifies that, for value received, ______________________ is the registered holder of the number of warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof, at any time or from time to time during the Exercise Period, to purchase from the Company one fully paid and nonassessable share of Common Stock at the Exercise Price, subject to adjustment as provided herein. Initially capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

                  "Common Stock" means the common stock, $.01 par value per share, of the Company and such other class of securities as shall then represent the common equity of the Company.

                  "Company" means Brigham Exploration Company, a Delaware corporation.

                  "Exercise Period" means the period of time between the day immediately following the date that Stockholder Approval, as defined in the Securities Purchase Agreement, is obtained and 5:00 p.m. (New York City time) on the Expiration Date.

                  "Exercise Price," subject in all circumstances to adjustment in accordance with Section 2, means $4.75 per share.

                  "Expiration Date" means the tenth anniversary of the Closing Date.

                  "Issuance Date" means the Closing Date.

                  "Person" means any individual, corporation, company, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

                  "Preferred Stock" means shares of the Series A Preferred Stock, par value $0.01 per share, of the Company.

                  "Preferred Value" per share of Preferred Stock means the Stated Value of such Share, plus, without duplication, all accrued and unpaid dividends on such share to and including the applicable date of Warrant exercise.

                  "Price" means the average of the "high" and "low" prices as reported in The Wall Street Journal's listing for such day (corrected for obvious typographical errors) or if such shares are not reported in such listing, the average of the reported sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average of the closing bid and asked prices reported by the National Quotations Bureau Incorporated. The "Average" Price per share for any period shall be determined by dividing the sum of the Prices determined for the individual trading days in such period by the number of trading days in such period.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March 5, 2001, between the Company and the Investors.

                  "Stated Value" means the stated value per share of Preferred Stock, which is $20.00 per share.

         Section 1. EXERCISE OF WARRANTS. (a) The Warrants may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by (i) presentation and surrender to the Company at its address set forth in
Section 10 of this Warrant Certificate with the Election To Exercise, attached hereto as Exhibit A, duly completed and executed, and (ii) payment of the Exercise Price, for the number of Warrants being exercised by either: (1) bank draft or cashiers check, or (2) provided that the Company receives at least 5 days prior notice and subject to Section 1(d), delivery to the Company of certificate(s) representing a number of shares of Preferred Stock having an aggregate Preferred Value equal to the aggregate Exercise Price for the number of Warrants being exercised. If the aggregate Preferred Value of the Preferred Stock delivered in payment of the aggregate Exercise Price exceeds (because of fractional shares) the aggregate Exercise Price for the number of Warrants being exercised; then (subject to Section 1(d)) the Company will promptly pay to the holder of the Warrants in cash such excess amount; provided that such excess amount shall in no event be more than the Preferred Value of one share of Preferred Stock. If the holder of this Warrant Certificate at any time exercises less than all the Warrants, the Company shall issue to such a holder a warrant certificate identical in form to this Warrant Certificate, but evidencing a number of Warrants equal to the number of Warrants originally represented by this Warrant Certificate less the number of Warrants previously exercised. Likewise, upon the presentation and surrender of this Warrant Certificate to the Company at its address set forth in Section 10 and at the request of the holder, the Company will, without expense, at the option of the holder, issue to the holder in substitution for this Warrant Certificate one or more warrant certificates in identical form and for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                  (b) To the extent that the Warrants have not been exercised at or prior to the Expiration Date, such Warrants shall expire and the rights of the holder shall become void and of no effect.

                  (c) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the holder or such transferee as may be directed in writing by the holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share.

                  (d) In connection with payment of the Exercise Price with shares of Preferred Stock, the Company may require that at the time of such exercise it receive representations and warranties from the applicable holder of the Warrants regarding such holder's title to the Preferred Stock and the lack of encumbrances thereon. If the Company is unable to consummate an exercise of Warrants through payment of the Exercise Price with shares of Preferred Stock because of any limitations contained or construed in the Delaware General Corporation Law, the Company shall use its best efforts to take all such action as may be necessary to place the Company in a position to do so. In the event the Company, after the taking of any action by it as contemplated above, is unable to consummate such exercise, the Company shall accept such number of shares of Preferred Stock in payment as it shall then be authorized to do so under the Delaware General Corporation Law.

                  (e) The Company shall not be required to issue a fractional share of Common Stock upon the exercise of Warrants. As to any fraction of a share which the Warrant holder would otherwise be entitled to purchase upon such exercise, the Company may pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Price per share of Common Stock on the date of exercise.

         Section 2. ANTIDILUTION ADJUSTMENTS. The shares of Common Stock purchasable on exercise of the Warrants are shares of Common Stock as constituted as of the Issuance Date. The number and kind of securities purchasable upon the exercise of the Warrants, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         (a) Mergers, Consolidations and Reclassifications. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants at any time after the Issuance Date (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which Section 2(b) applies), or in case of any consolidation or merger of the Company with or into any entity or other person (other than a merger with another entity or other person in which the Company is the surviving corporation and which does not result in any reclassification or change in the securities issuable upon exercise of this Warrant Certificate), the holder of the Warrants shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have the right to obtain, upon the exercise of the Warrants, in lieu of each share of Common Stock, other securities, money or other property theretofore issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of the shares of Common Stock, other securities, money or other property issuable upon exercise of a Warrant if the Warrants had been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 2(a). The provisions of this Section 2(a) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

                  (b) Subdivisions and Combinations. If the Company, at any time after the Issuance Date, shall subdivide its shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately increased, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for such purpose, as at such record date, whichever is earlier. If the Company, at any time after the Issuance Date, shall combine its shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately reduced, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

                  (c) Dividends and Distributions. If the Company at any time after the Issuance Date shall declare a dividend on its Common Stock payable in stock or other securities of the Company to the holders of its Common Stock, the holder of this Warrant Certificate shall, without additional cost, be entitled to receive upon any exercise of a Warrant, in addition to the Common Stock to which such holder would otherwise be entitled upon such exercise, the number of shares of stock or other securities which such holder would have been entitled to receive if he had been a holder immediately prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) of the number of shares of Common Stock purchasable on exercise of such Warrant immediately prior to such record date or payment date, as the case may be.

                  (d) Certain Issuances of Securities. Subject to Section 2(f), if the Company at any time after the Issuance Date shall issue any additional shares of Common Stock (otherwise than as provided in subsections (a) through (c) of this Section 2) at a price per share less than the Average Price per share of Common Stock for the 20 trading days immediately preceding the date of the authorization of such issuance (the "Market Price") by the Board of Directors or its compensation committee (as applicable), then the Exercise Price upon each such issuance shall be adjusted to that price determined by multiplying the Exercise Price by a fraction:

                  i. the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and (2) the consideration, if any, received by the Company upon the issuance of such additional shares of Common Stock, and

                  ii. the denominator of which shall be the Market Price multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

No adjustments of the Exercise Price shall be made under this Section 2(d) upon the issuance of any additional shares of Common Stock that (v) are issued pursuant to any grant or award made prior to the

Issuance Date under any thrift plan, stock purchase plan, stock bonus plan, stock option plan, employee stock ownership plan, incentive or profit sharing arrangement or other benefit or compensation plan for the benefit of the Company's officers, directors and/or employees ("Employee Benefit Plans") that has been approved by the Board of Directors of the Company or its compensation committee and that otherwise would cause an adjustment under this Section 2(d);
(w) are issued pursuant to any grant or award made on or after the Issuance Date under any Employee Benefit Plan if the "Market Price" of any such issuance is not less than the lesser of the Market Price as determined above and the "Fair Market Value", as defined under the applicable Employee Benefit Plan, on the date of Board or compensation committee authorization; (x) are issued pursuant to any Common Stock Equivalent (as hereinafter defined) (i) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to Section 2(e), (ii) if no adjustment was required pursuant to Section 2(e), or (iii) if such Common Stock Equivalent was issued prior to this Warrant Certificate; (y) are issued pursuant to a public offering by the Company; or (z) results in an adjustment pursuant to Section 2(f).

                  (e) Common Stock Equivalents.

                  i. Subject to Section 2(f), if the Company shall, after the Issuance Date, issue any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans (together with Convertible Securities, "Common Stock Equivalent"), then the Exercise Price upon each such issuance shall be adjusted as provided in Section 2(d) on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the date of issuance of such Common Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent.

                  ii. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 2(e) unless the consideration received and receivable by the Company per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Market Price. No adjustment of the Exercise Price shall be made under this Section 2(e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Exercise Price then in effect upon the issuance of such warrants or other rights pursuant to this Section 2(e). No adjustment shall be made under this Section 2(e) if an adjustment is to be made under Section 2(f). No adjustment shall be made as a result of adjustment in the exercise or conversion price of Common Stock Equivalents, if those adjustments occur by the terms of such Common Stock Equivalents.

                  (f) Special Adjustments of Exercise Price. Notwithstanding anything to the contrary in Section 2(d) or Section 2(e), this Section 2(f) shall govern adjustments to the Exercise Price for the transactions described in this Section 2(f).

                  i. If the Company at any time after the Issuance Date and prior to the second anniversary of the Issuance Date shall issue any additional shares of Common Stock (otherwise than as provided in subsections (a) through (c) of Section 2; pursuant to any Employee Benefit Plan; pursuant to any Common Stock Equivalent outstanding as of the Issuance Date) or upon the issuance of any such Common Stock, any adjustments shall previously have been made pursuant to Section 2(e) or Section 2(f)(ii); and the New Stock Issue Price (defined below) of such additional shares is less than the Exercise Price then in effect, then the Exercise Price upon each such issuance shall be adjusted to the New Stock Issue Price of such additional shares. The "New Stock Issuance Price" shall be determined by dividing the total amount of consideration received by the Company for such issue or sale by the number of shares of Common Stock issued or sold.

                  ii. If the Company at any time after the Issuance Date and prior to the second anniversary of the Issuance Date, issues any Common Stock Equivalent (which by definition excludes Employee Benefit Plan securities) (otherwise than as provided in subsections (a) through (c) of Section 2; or pursuant to any Common Stock Equivalent outstanding as of the Issuance Date) and the New CSE Exercise Price (defined below) of such Common Stock Equivalents is less than the Exercise Price then in effect, then the Exercise Price upon each such issuance shall be adjusted to the New CSE Exercise Price of such Common Stock Equivalents. The "New CSE Exercise Price" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalents, plus, in the case of any such Common Stock Equivalents which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents.

         (g) Miscellaneous. The following provisions shall be applicable to the making of adjustments in the Exercise Price hereinbefore provided in this
Section 2:

                  i. The consideration received by the Company shall be deemed to be the following: (I) to the extent that any additional shares of Common Stock or any Common Stock Equivalent shall be issued for cash consideration, the consideration received by the Company therefor, or, if such additional shares of Common Stock or Common Stock Equivalent are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Common Stock Equivalent are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of , or otherwise in connection with, the issue thereof; (II) to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors, as evidenced by a certified resolution of the Board of Directors delivered to the holder of this Warrant Certificate setting forth such determination. The consideration for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalent shall be the consideration received by the Company for issuing such Common Stock Equivalent, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalent. In case of the issuance at any time of any additional shares of Common Stock or Common Stock Equivalent in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Common Stock Equivalent (which shall not be deemed to be a dividend payable in, or other distribution of, Common Stock under Section 2(c) above) consideration equal to the amount of such dividend so paid or satisfied. In the event additional shares of Common Stock or Common Stock Equivalents are issued together with other shares or securities or other assets of the Company or its subsidiaries for consideration which covers both, the consideration for such shares of Common Stock and Common Stock Equivalents shall be computed based on the respective portions of such consideration so received, computed as provided in this Section 2(g)i., as determined and allocated in good faith by the Board of Directors of the Company.

                  ii. Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Exercise Price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding because they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of Section 2(d) after the issuance of such Common Stock Equivalent) had the adjustment of the Exercise Price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock Equivalent and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in this Section 2(f)(i)) shall be deemed to have been received by the Company.

                  iii. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or its wholly owned subsidiaries.

                  iv. Upon each adjustment of the Exercise Price as a result of the calculations made in Section 2(d), (e) and (f) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to such adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  v. For the purpose of this Section 2, the term "shares of Common Stock" shall mean shares of (i) the class of stock designated as the Common Stock at the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, because of an adjustment pursuant to Section 2(a), the Warrants shall entitle the holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 2.

                  (h) Calculation of Exercise Price. The Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

         Section 3. NOTICE OF ADJUSTMENTS. Whenever the Exercise Price or the number of shares of Common Stock is required to be adjusted as provided in
Section 2, the Company shall forthwith compute the adjusted Exercise Price or the number of shares of Common Stock issuable and shall prepare and mail to the holder hereof a certificate setting forth such adjusted Exercise Price or such number of shares of Common Stock, showing in reasonable detail the facts upon which the adjustment is based.

         Section 4. VOLUNTARY REDUCTION. (a) The Company may at its option, but shall not be obligated to, at any time during the term of the Warrants, reduce the then current Exercise Price by any amount selected by the Board of Directors; provided that if the Company elects so to reduce the then current Exercise Price, such reduction shall be irrevocable during its effective period and remain in effect for a minimum of 30 days following the date of such election, after which time the Company may, at its option, reinstate the Exercise Price in effect prior to such reduction. Whenever the Exercise Price is reduced, the Company shall mail to the holder a notice of the reduction at least 30 days before the date the reduced Exercise Price takes effect, stating the reduced Exercise Price and the period for which such reduced Exercise Price will be in effect.

                  (b) The Company may make such decreases in the Exercise Price, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a certified resolution of the Board of Directors delivered to the holders, to be advisable to avoid or diminish any income tax to the holder resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

         Section 5. MANDATORY EXERCISE.

                  (a) If (i) the Price of the Common Stock is greater than 150% of the Exercise Price (as adjusted to reflect any stock split, combination, reclassification, recapitalization, exchange, stock dividend or other distribution payable in Common Stock with respect to shares of Common Stock) for sixty (60) consecutive trading days in the principal market in which the Common Stock is traded and (ii) the Company gives written notice (the "Company Notice") to the holder hereof of the satisfaction of the condition in clause (i), then within fifteen (15) days after the effective date of the Company Notice, the holder hereof shall exercise all of the Warrants. If required by this Section 5, the holder hereof agrees to exercise the Warrants, and to purchase shares of Common Stock pursuant to the terms of this Warrant Certificate. If the holder has not fulfilled its obligations to exercise the Warrants pursuant to this
Section 5 within fifteen (15) days after the holder's receipt of the Company Notice, then (without limiting the Company's available remedies) (A) the obligations of holder under this Section 5 shall continue but the purchase rights otherwise represented by this Warrant Certificate shall terminate, (B) the Company may thereafter refuse, in its sole discretion, to allow holder to exercise the Warrants (including pursuant to this Section 5), (C) all obligations of the Company under Sections 3, 6, 7 and 8 shall terminate, (D) no further adjustments to the Exercise Price shall be made unless the Company in its sole discretion consents in writing. Each Warrant holder's obligations under this Section 5(a) shall be subject to the expiration or termination of all waiting periods (and any extensions thereof) applicable to exercise of such holder's Warrants under the HSR Act (as defined below); provided that such holder shall have certified in writing to the Company that a filing under the HSR Act is required and provided further that such holder shall use its best efforts to cause the expiration or termination of such waiting period to occur as promptly as practicable.

                  (b) Holder represents and warrants to the Company that holder has full corporate power and authority to execute, deliver, and perform this Warrant Certificate and to consummate the transactions contemplated hereby. The execution, delivery, and performance by holder of this Warrant Certificate have been duly authorized by all necessary corporate action of holder. This Warrant Certificate has been duly executed and delivered by holder and constitutes a valid and legally binding obligation of holder, enforceable against holder in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) The right to require exercise of the Warrants is hereby declared by the parties hereto to be a unique right, the loss of which is not readily susceptible to monetary quantification. Consequently, the parties hereto agree that an action for specific performance of the exercise and purchase obligations created by this Section 5 is an available remedy for the breach of the provisions of this Section 5. If the Company is forced to institute legal proceedings to enforce its rights in accordance with the provisions of this
Section 5, it shall be entitled to recover its reasonable attorneys' fees and court costs incurred in enforcing such rights.

                  (d) Holder is executing this Warrant Certificate in order to make and agree to the covenants, representations and warranties of holder contained in this Section 5, which shall be binding upon the holder's successors and assigns.

         Section 6. NOTICES TO WARRANT HOLDERS. In the event:

                  (a) the Company shall authorize any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any reclassification or change of the Common Stock or other securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants); or

                  (b) the Company shall declare any dividend (or any other distribution) on the Common Stock or any other class of its capital stock, other than dividends on the Shares, as defined in the Securities Purchase Agreement; or

                  (c) the Company shall authorize the granting to the holders of Common Stock or any other class of its capital stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other securities convertible into or exchangeable for shares of stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be sent to the holder hereof, at least 30 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (x) the date for the determination of the holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such dividends or other distribution, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants), or (z) the date on which any of the events specified in subsections (a)-(d) is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) shall be entitled to exchange such shares for securities or other property, if any, deliverable upon any such event. Failure to give such notice or any defect therein shall not affect the legality or validity of any such event, or the vote upon any such action.

         Section 7. REPORTS TO WARRANT HOLDERS. The Company will cause to be delivered, by first- class mail, postage prepaid, to holder at such holder's address appearing hereon, or such other address as the holder shall specify, a copy of any reports delivered by the Company to the holders of Common Stock.

         Section 8. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

                  (a) Until the Expiration Date, the Company shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Common Stock (and other securities), for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock (and other securities) upon the exercise of the Warrants, the number of shares of Common Stock (and other securities) issuable upon the exercise of such Warrants.

                  (b) The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of new warrant certificates on transfer of the Warrants.

                  (c) All Common Stock (and other securities) which may be issued upon exercise of the Warrants shall upon issuance be validly issued, fully paid, non-assessable and free from all preemptive rights and all taxes, liens and charges with respect to the issuance thereof, and will not be subject to any restrictions on voting or transfer thereof except as set forth in the Securities Purchase Agreement, any stockholders agreement and except for restrictions arising under state or federal securities laws.

                  (d) All original issue taxes payable in respect of the issuance of shares of Common Stock to the registered holder hereof upon the exercise of the Warrants shall be borne by the Company; provided, that the Company shall not be required to pay any tax or charge imposed in connection with any transfer involved in the issuance of any certificates representing shares of Common Stock (and other securities) in any name other than that of the registered holder hereof, and in such case the Company shall not be required to issue or deliver any certificate representing shares of Common Stock (and other securities) until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is due.

                  (e) As soon as practicable after the receipt from the holder of this Warrant Certificate of notice of the intent to exercise of a number of warrants sufficient to require a filing under the Hart-Scott- Rodino Antitrust Improvements Act of 1976 and the rules, regulations and formal interpretations thereunder, as amended from time to time (the "HSR Act") (and after the receipt, if applicable, of the notice referred to in Rule 803.5 of the HSR Act), but in any event no later than the 15th business day after receipt of such notice(s), the Company will (i) if required by the HSR Act, prepare and file with Antitrust Division of the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") the Notification and Report Form (accompanied by all documentary attachments contemplated thereby) required by the HSR Act, (ii) upon request of the holder, request early termination of the waiting period imposed by the HSR Act, and (iii) coordinate and cooperate with the holder in responding to formal and informal requests for additional information and documentary material from the DOJ and the FTC in connection with such filing.

Notwithstanding the foregoing, if the holder is required to file with the DOJ and FTC the Notification and Report Form solely as a result of its holding and/or purchasing shares of Common Stock issued pursuant to this Warrant (with no regard to any other securities held by such holder or its affiliates) and the holder certifies such fact to the Company in writing, the Company agrees to promptly reimburse the holder for all fees and expenses for the preparation and filing of such form, including all legal expenses and filing fees.

                  (f) The Company will not change the par value of the Common Stock from par value $0.01 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event described in Section 2 that would, but for this provision, reduce the Exercise Price below the par value of the Common Stock.

         Section 9. NO RIGHTS AS STOCKHOLDER. The holder of the Warrants shall not, by virtue of holding such Warrants, be entitled to any rights of a stockholder of the Company either at law or in equity, and the rights of the holder of the Warrants are limited to those expressed herein.

         Section 10. NOTICES. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) sent by prepaid overnight courier service, or
(iii) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                  if to the holder, to such holder at:

                           277 Park Avenue
                           New York, New York 10172
                           Attention: Michael Isikow
                           Telefax: 212-892-2689


                  with a copy to:

                           Gardere Wynne Sewell, LLP
                           1000 Louisiana, Suite 3400
                           Houston, Texas 77002
                           Attention: N.L. Stevens III
                           Telefax: 713-276-5807
                  and, if to the Company:

                           Brigham Exploration Company
                           6300 Bridge Point Parkway
                           Building 2, Suite 500
                           Austin, Texas  78730
                           Attention: Chief Financial Officer
                           Telecopier: (512) 472-3400

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, when the answer back is received.

         Section 11. GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

         Section 12. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a substitute Warrant Certificate of the same tenor and evidencing a like number of Warrants.

         Section 13. TRANSFER. Subject to Section 14 and the Securities Purchase Agreement, transfer of Warrants, in whole or in part, shall be registered on the books of the Company to be maintained for such purposes, upon surrender of the Warrant Certificate representing such Warrants at the principal office of the Company referred to in Section 10, together with a written assignment substantially in the form of Exhibit B to this Warrant Certificate and a written agreement, in form reasonably satisfactory to the Company, setting forth the new Warrant holder's agreement to be bound by all of the terms of this Warrant Certificate (including without limitation Section 14) and Section 5.5 of the Securities Purchase Agreement, each duly executed by the holder, and funds sufficient to pay any transfer taxes payable by such holder upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate or Warrant Certificates evidencing the portion of the old Warrant Certificate not so assigned, and the old Warrant Certificate shall promptly be canceled.

         Section 14. RESTRICTIONS ON TRANSFERABILITY. The Warrant Certificate represents Warrants referred to in the Securities Purchase Agreement. Said Securities Purchase Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of certain limitations of rights, obligations, duties and immunities thereunder of the Company and the holders, and in the event of any conflict between the terms of this Warrant Certificate and the provisions of the Securities Purchase Agreement, the provisions of the Securities Purchase Agreement shall control.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed as of __________, 2001, by the undersigned, thereunto duly authorized.



                                 BRIGHAM EXPLORATION COMPANY



                                 By:
                                    -------------------------------------------
                                      Karen E. Lynch
                                      Vice President


                                 [INVESTOR NAME]



                                 By:
                                    -------------------------------------------

                                    EXHIBIT A

                              ELECTION TO EXERCISE

         [To be executed on exercise of the Warrant evidenced by this Warrant Certificate pursuant to Section 1(a)]


         TO:    Brigham Exploration Company

                  The undersigned, the holder of the Warrants evidenced by the attached Warrant Certificate, hereby irrevocably elects to exercise _________________ of such Warrants, and herewith makes payment of_____________________ representing the aggregate Exercise Price thereof, and requests that the certificate representing the securities issuable hereunder be issued in the name of ___________________________ and delivered to ________________, whose address is ___________________________________________.

                  The Exercise Price is being paid by bank draft or cashier's check.

         Dated:
               -----------------


                            Name of Registered Holder:
                                                      -------------------------
                            Signature:
                                      -----------------------------------------
                            Title:
                                  ---------------------------------------------
                            Address:
                                    -------------------------------------------


         Notice: The above signature(s) must correspond with the name as written on the face of the Warrant Certificate in every detail, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of the attached Warrant Certificate hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant Certificate, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee:
                             -------------------------------------------



No. of Shares of
Common Stock ______

and does hereby irrevocably constitute and appoint ____________________________ attorney-in-fact to register such transfer on the books of Brigham Exploration Company maintained for that purpose, with full power of substitution in the premises.

Dated:
      ---------------------------------

Name:
     ----------------------------------

Signature:
          -----------------------------

Witness:
        -------------------------------

The assignee named above hereby agrees to purchase and take the attached Warrant Certificate pursuant to and in accordance with the terms and conditions of the Warrant Certificate and Section 5.5 of the Securities Purchase Agreement, dated as of ______________, 2001, between Brigham Exploration Company and the initial holder named therein and agrees to be bound thereby.

Dated:
      ---------------------------------

Name:
     ----------------------------------

Signature:
          -----------------------------

                                                                    EXHIBIT D TO
                                                   SECURITIES PURCHASE AGREEMENT

                                ESCROW AGREEMENT

         THE ESCROW AGREEMENT, dated as of March 5, 2001 (the "Agreement"), among Brigham Exploration Company, a Delaware corporation ("Brigham"), DLJ Merchant Banking Partners III, LP, a Delaware limited partnership ("MBP"), DLJ Offshore Partners III, CV, a Netherlands Antilles limited partnership ("Offshore"), DLJMB Funding III, Inc., a Delaware corporation ("MB"), and DLJ ESC II, LP, a Delaware limited partnership ("ESC,") and collectively with MBP, Offshore and MB (the "Investors") and The Chase Manhattan Bank, a New York State Bank, corporation (the "Escrow Agent").

                              WITNESSETH:

         WHEREAS, Brigham and the Investors have entered into a Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement") pursuant to which Brigham is issuing and selling to the Investors and the Investors are purchasing from Brigham an aggregate of 500,000 shares of Brigham's Series A Preferred Stock (the "Shares") and warrants to acquire 2,105,263 shares of Brigham's Common Stock (the "Warrants");

         WHEREAS, under Nasdaq rules, the Warrants may not be exercisable until after approval of the Warrants and the issuance of the Warrants to the Investors has been obtained from Brigham's stockholders;

         WHEREAS, pursuant to the Securities Purchase Agreement, Brigham has covenanted and agreed to submit for stockholder approval at its annual stockholders' meeting, to be held on or before May 31, 2001, the Warrants and the issuance of the Warrants to the Investors;

         WHEREAS, certain stockholders of Brigham have entered into a Stockholders Voting Agreement dated March 1, 2001 (the "Stockholders Voting Agreement"), pursuant to which they have agreed to vote all of the shares of Brigham Common Stock held by them on the record date for Brigham's annual stockholders' meeting to approve the Warrants and the issuance of the Warrants and the terms thereof;

         WHEREAS, the stockholders that are parties to the Stockholders Voting Agreement currently hold a majority of the outstanding shares of Brigham Common Stock, but if a sufficient number of currently exercisable options, warrants or other convertible securities were exercised or converted into Brigham Common Stock on or before the record date for the Brigham annual stockholders' meeting, such stockholders could hold less than a majority of the shares of Brigham Common Stock outstanding on the record date for such meeting;

         WHEREAS, in order to avoid the release of the purchase price for the Shares and Warrants to Brigham and of the Shares and the Warrants to the Investors prior to ensuring that such stockholder approval will be obtained, Brigham and the Investors have agreed pursuant to the Securities Purchase Agreement to escrow the purchase price, the Shares and the Warrants pursuant to the terms hereof;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Securities Purchase Agreement and intending to be legally bound hereby, the parties hereby agree as follows:

1. Appointment and Agreement of Escrow Agent. Brigham and the Investors hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

2. Establishment of the Escrow Fund. The Investors shall deliver to the Escrow Agent the amounts reflected opposite their names below and such amounts are referred to herein collectively as the "Escrow Amount":


                                                         PERCENTAGE
                                                          OWNERSHIP
                                                         ----------
          MBP                   $7,181,440.00              72.54
          Offshore                 303,079.00               3.06
          MB                       667,141.00               6.74
          ESC                   $1,748,340.00              17.66
                                =============              =====
          TOTAL                 $9,900,000.00                100%


         The Escrow Agent shall hold the Escrow Amount and all interest and other amounts earned thereon (the "Escrow Fund") in escrow pursuant to this Agreement in account no. 5503001 21451-00 at The Chase Manhattan Bank -- Houston, Texas, ABA No. 113000609, Trust Clearing Account No. 00101606270 (the "Escrow Account").

3. Deposit of Shares and Warrants. Brigham shall deliver to Escrow Agent on the date hereof certificates representing the shares of Brigham Preferred Stock (collectively referred to as the "Shares") and Warrant Certificates to purchase shares of Brigham Common Stock (collectively referred to as the "Warrants") issued in the names of the Investors in amounts reflected opposite their names below:


                                  PREFERRED
       INVESTOR                     STOCK          WARRANTS
       --------                   ---------        ---------
       MBP                        362,699          1,527,154
       Offshore                    15,307             64,451
       MB                          33,694            141,869
       ESC                         88,300            371,789
                                  =========        =========
         TOTAL                    500,000          2,105,263


         The Shares and Warrants are referred to herein collectively with the Escrow Fund as the "Escrow Property." The Escrow Agent shall hold the Shares and Warrants, together with the Escrow Fund, in the Escrow Account.

4. Distributions of the Escrow Property. The Escrow Agent shall distribute the Escrow Property in accordance with the following provisions:

         (a) The Escrow Agent shall release the Shares and Warrants to the Investors, and shall release the Escrow Fund to Brigham, upon receipt of a certificate executed by the Investors and Brigham stating either of the following:

                  (i)      That

                           (A) Brigham filed preliminary proxy materials with the Securities and Exchange Commission (the "SEC") in accordance with applicable rules under the Exchange Act seeking stockholder approval at Brigham's annual stockholders meeting to be held on or before May 31, 2001 (the "Annual Meeting") of the matters described in the Stockholders' Voting Agreement dated as of March 1, 2001 by and among Brigham and certain of its stockholders (the "Stockholders' Voting Agreement"), as more fully described in Section 5.7 of the Securities Purchase Agreement,

                           (B) either (1) the SEC has notified Brigham (whether orally or in writing) that it will not review such proxy materials (which notice, if telephonic, shall be certified to the Investors by Brigham in writing),
                           (2) the SEC has notified Brigham that it will review such proxy materials, the SEC has completed such review and Brigham has responded to all comments from the SEC to the SEC's satisfaction, or (3) as of the date of mailing of the proxy materials to stockholders of Brigham, Brigham has not received any notice, written or otherwise, from the SEC that the SEC intends to review such proxy materials and upon the occurrence of any of the events described in subsection (1), (2) or (3) above, Brigham shall promptly certify the occurrence of such event in writing to the Investors; and

                           (C) as of the record date for the annual meeting to be held in accordance with Section 5.7 of the Securities Purchase Agreement, the parties to the Stockholders' Voting Agreement held at least a majority of the outstanding shares of Common Stock of Brigham; or

                  (ii) That holders of a majority of the outstanding shares of Common Stock have voted in favor of the matters described in the Stockholders' Voting Agreement at the Annual Meeting.

         (b) The Escrow Agent shall release the certificates representing all of the Shares and Warrants to Brigham, and shall release the Escrow Fund to the Investors in the amounts reflected in
                  Section 2 hereof, upon receipt of a certificate executed by the Investors and Brigham stating that holders of a majority of the outstanding shares of Common Stock have failed to vote in favor of the matters described in the Stockholders' Voting Agreement at the Annual Meeting.

         (c) The Escrow Agent shall release the certificates representing the applicable Shares and Warrants, and shall release the Escrow Fund, as set forth in either paragraph

                           (a) or (b) above upon receipt of a certificate as set forth in paragraph (a) or (b), respectively, signed by only Brigham or the Investors, if (i) the party signing such certificate also certifies that they have provided a copy of such certificate to the other parties to this Agreement in accordance with the notice provisions hereof and (ii) ten (10) calendar days shall have elapsed between the date on which the Escrow Agent shall have received the certificate required by paragraph (a) or (b) and the Escrow Agent shall not have received any notice in accordance with the notice provisions hereof from another party to this Agreement protesting or otherwise disputing, challenging or disagreeing with any assertion contained in the certificate.

         (d) In the event of any dispute under paragraph (c) above, Brigham and the Investors have agreed to resolve such dispute by binding arbitration pursuant to Section 10.8 of the Securities Purchase Agreement. Upon receipt of a certificate from the prevailing party directing the Escrow Agent to make a distribution of the Shares, Warrants, and Escrow Fund, all as specified in such certificate, which certificate is accompanied by an arbitral order or award which states on its face that it is rendered pursuant to the Securities Purchase Agreement and provides for such distribution as set forth in the certificate, the Escrow Agent shall distribute such Shares, Warrants, and Escrow Fund as directed by such certificate and final arbitral order or award. Any such certificate and final arbitral order or award shall override any notice or other document received by the Escrow Agent pursuant to paragraph (c) above, except to the extent that Escrow Agent has previously acted in accordance with the terms of paragraphs (a) or (b) above.

         (e) In the event that the Escrow Agent has not received a certificate under paragraph (a), (b), (c) or (d) on or before June 15, 2001 (the "Expiration Date"), the Escrow Agent shall release the certificates representing the applicable Shares and Warrants to Brigham, and shall release the Escrow Fund to the Investors in the amounts reflected in Section 2 hereof, upon receipt of a certificate on or after June 15, 2001 executed by the Investors requesting such distribution.

         (f) Brigham and the Investors agree to deliver to the Escrow Agent the certificates and such other instructions as may be required hereunder in order to implement the provisions of this Section 3.

5. Liquidation of the Escrow Fund. Whenever the Escrow Agent shall be required to make payment from the Escrow Fund, the Escrow Agent shall pay such amounts by liquidating the investments of the Escrow Fund, as the case may be, to the extent necessary to pay such amounts in full and in cash.

6.       Maintenance of the Escrow Property: Termination of the Escrow Account.

         (a) The Escrow Agent shall continue to maintain the Shares and Warrants in the Escrow Account until the earlier of (i) the time at which there shall be no funds in such Escrow Account; and (ii) the termination of this Agreement.

         (b) Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of the Escrow Account, the Escrow Agent shall, if so instructed in a writing signed by Brigham and the Investors, distribute the Escrow Property and pay from the Escrow Fund, as instructed, to Brigham and the Investors, as directed in such writing, the amount of Shares, Warrants and cash so instructed (and if such cash is not available, shall liquidate such investments of the Escrow Fund as are necessary to make such payment).

7.       Investment of Escrow Fund.

         (a) The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Fund, unless joint written notice to the contrary is received from Brigham and the Investors, in any combination of the following:

                  (i) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States;

                  (ii) insured certificates of deposit of, or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital ad surplus of at least USD 1,000,000,000; or

                  (iii) commercial paper in an aggregate amount of no more than USD 1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States, rated at least "Prime- I" (or the then equivalent grade) by Moody's Investors Services, Inc. or "A- I" (or the then equivalent grade) by Standard & Poors, Inc., or
                           (d) a mutual fund whose underlying investments are represented by investments described in (i), (ii),
                           (iii) or a mutual fund rated "AAA."

         (b) Initially the Escrow Agent shall invest and reinvest the Escrow Fund in the FIDELITY PRIME NO. 76 MONEY MARKET FUND, unless otherwise instructed in writing by Brigham and Investors. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold and shall also include the name of the broker-dealer, if any, which Brigham and the Investors direct the Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as the Escrow Agent may require. The Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Unless the Escrow Agent is otherwise directed in such written instructions, the Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with the Escrow Agent or any of its affiliates. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. It is expressly agreed and understood by the parties hereto that the Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Agreement.

         (c) Receipt, investment and reinvestment of the Escrow Fund shall be confirmed by the Escrow Agent as soon as practicable by an account statement, and any discrepancies in any such account statement shall be noted by Brigham and the Investors to the Escrow Agent within 60 calendar days after receipt thereof. Failure to inform the Escrow Agent in writing or any other discrepancies in any such account statement within said 60-day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this
                  Section 7(c) each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three business days after the deposit thereof in the United States Mail, postage prepaid.

8. Tax Matters. Brigham and the Investors shall provide the Escrow Agent with their respective taxpayer identification numbers documented by a Form W8 or Form W9 (or, in the case of Offshore such other form as may be appropriate for a foreign company which is not a tax paying company in the United States) upon execution of this Agreement. Failure to so provide such forms may prevent or delay disbursements from the Escrow Fund and may also result in the assessment of a penalty and the Escrow Agent's being required to withhold tax on any interest or other income earned on the Escrow Fund. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

9. Assignment of Rights to the Escrow Fund; Assignment of Obligations; Successors. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent, may be granted or withheld in the sole discretion of such other parties). This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

10.      Escrow Agent.

         (a) Except as expressly contemplated by this Agreement or by joint written instructions from Brigham and the Investors, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner any portion of the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

         (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

         (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

         (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

         (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Fund or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession.

         (f) As compensation for its services to be rendered under this Agreement, the parties hereby agrees to pay Escrow Agent for its services hereunder in accordance with Escrow Agent's fee schedule as set forth in Exhibit A, as in effect from time to time and to pay all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys' fees, brokerage costs and related expenses incurred by Escrow Agent. In addition the Escrow Agent shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be charged to the Escrow Account.

         (g) Brigham and the Investors hereby jointly and severally indemnify the Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and holds each Indemnified Party harmless from, any and all expenses, including, without limitation, attorneys' fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Agreement, except such acts or omissions as may result from the willful misconduct or negligence of such Indemnified Party.

         (h) The Escrow Agent may at any time resign by giving twenty business days' prior written notice of resignation to Brigham and the Investors. Brigham and the

                  Investors may at any time jointly remove the Escrow Agent by giving ten (10) business days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in Houston, Texas, and which shall be appointed by Brigham and the Investors by written instrument executed by Brigham and the Investors and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of Brigham, the Investors or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty (20) Business Days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Fund until the earlier of its receipt of designation of a successor Escrow Agent, a joint written instruction by Brigham and the Investors and termination of this Agreement in accordance with its terms.

         (i) Should any dispute arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Escrow Fund, or should a successor Escrow Agent fail to be designated as provided in
                  Section 10 hereof, or if Escrow Agent should be in reasonable doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Escrow Fund until the dispute is resolved, the conflicting demands are withdrawn or its doubt is resolved or
                  (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Agreement or the Escrow Property, Brigham and the Investors hereby jointly and severally agree to reimburse Escrow Agent for its attorneys' fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder. In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration in Houston, Harris County, Texas.

         (j) In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by telefax, or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule A hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable. It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or
                  (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank, designated.

11.      Termination. This Escrow Agreement shall terminate on the earlier of:
         (a) the time on which there are no funds remaining in the Escrow Account and (b) the date after the Expiration Date on which all claims made in certificates described in Section 4 hereof delivered to the Escrow Agent pursuant prior to the Expiration Date shall have been resolved. The provisions in Sections 10(f) and 10(g) will survive termination hereof.

12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

         (a)      if to Brigham:

                  Brigham Exploration Company
                  6300 Bridge Point Parkway
                  Building 2, Suite 500
                  Austin, Texas 78730
                  Telephone: (512) 427-3000
                  Fax: (512) 427-3400
                  Attention: Chief Financial Officer

         (b)      Thompson & Knight
                  1700 Pacific Ave, Suite 3300
                  Dallas, TX  75201
                  Telephone: (214) 969-1422
                  Fax:  (214) 969-1751
                  Attention: Jane Rast

         (c)      if to either Investor:

                  277 Park Avenue
                  New York, New York 10172
                  Telephone: (212) 292-2610
                  Fax:  (212) 892-2689
                  Attention: Michael Isikow

         (d)      Gardere Wynne Sewell LLP
                  1000 Louisiana, Suite 3400
                  Houston, Texas 77002
                  Telephone: (713) 276-5774
                  Fax:  (713) 276-5807
                  Attention: N. L. Stevens III

         (e)      if to the Escrow Agent:

                  The Chase Manhattan Bank
                  600 Travis Street, Suite 1150
                  Houston, Texas 77002
                  Telephone: (713) 216-6467
                  Fax: (713) 216-6927
                  Attention: May Ng

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed and to be performed entirely within that State.

14. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Brigham, the Investors and the Escrow Agent or (b) by a waiver in accordance with
         Section 14 of this Agreement.

15. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of a same term or condition, or a wavier of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

16. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall renegotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

17. Entire Agreement. This Agreement and the Securities Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among Brigham, the Investors and the Escrow Agent with respect to the subject matter hereof.

18. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

19. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

20. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers hereunto duly authorized.


                                      BRIGHAM EXPLORATION COMPANY



                                          --------------------------------------

                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------


                                      DLJ MERCHANT BANKING PARTNERS III, LP

                                          By:  DLJ MERCHANT BANKING III, INC.
                                          Its: Managing General Partner


                                          --------------------------------------

                                          Name:
                                               ---------------------------------
                                          Title:
                                                -------------------------------

                                      DLJ OFFSHORE PARTNERS III, CV

                                          By:  DLJ MERCHANT BANKING III, INC.
                                          Its: Managing General Partner


                                          --------------------------------------

                                          Name:
                                               ---------------------------------
                                          Title:
                                                -------------------------------


                                      DLJMB FUNDING III, INC.



                                          --------------------------------------

                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------


                                      DLJ ESC II LP

                                          By:  DLJ LBO PLANS MANAGEMENT
                                                 CORPORATION
                                          Its: General Partner



                                          --------------------------------------

                                          Name:
                                               ---------------------------------
                                          Title:
                                                -------------------------------


                                      THE CHASE MANHATTAN BANK



                                          --------------------------------------

                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------

                                  SCHEDULE "A"


                Telephone Number(s) for Call-backs and Person(s)
                Designated to Confirm Funds Transfer Instructions


IF TO INVESTORS:


NAME                                    TELEPHONE NUMBER
----                                    ----------------

Steven A. Webster                       (713) 652-6005

IF TO BRIGHAM:

NAME                                    TELEPHONE NUMBER
----                                    ----------------

Curtis Harrell                          (512) 427-3300